Exhibit 2.1

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated as of February 5, 2014 (the “Effective Date”), by and among the Sellers listed on Schedule I attached hereto (collectively, “Seller”), and RLJ Lodging Acquisitions, LLC, a Delaware limited liability company (“Buyer”).  The Seller and Buyer are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.

IN CONSIDERATION of the respective agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.                                      Property Included in Sale.  Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, all of Seller’s right, title and interest in the following:

(a)                                 that certain real property located at the addresses set forth in Schedule I attached hereto and more particularly described in Exhibit A attached hereto (the “Real Property”);

(b)                                 all rights, privileges and easements appurtenant to the Real Property, including, without limitation, minerals, oil, gas and other hydrocarbon substances on and under the Real Property and owned by Seller, development rights, air rights, water, water rights, riparian rights and water stock relating to the Real Property and rights-of-way or other appurtenances used exclusively in connection with the beneficial use and enjoyment of the Real Property (collectively, the “Appurtenances”);

(c)                                  all improvements and fixtures located on the Real Property, including, without limitation, the buildings located thereon as well as any other structures located on the Real Property, all apparatus, installed equipment and appliances owned by Seller and located on or in and used exclusively in connection with the operation or occupancy of the Real Property (collectively, the “Improvements”);

(d)                                 all fixtures (other than those which constitute Improvements), furniture, furnishings, equipment, machinery, tools, vehicles, appliances, art work and other items of tangible personal property which are located at the Hotels and used in the Business, other than the Supplies, IT Systems, F&B, Retail Merchandise, books and records and plans and specifications (the “FF&E”);

(e)                                  all china, glassware and silverware, linens, uniforms, engineering, maintenance, cleaning and housekeeping supplies, matches and ashtrays, soap and other toiletries, stationery, menus, directories and other printed materials, and all other similar supplies and materials, which are located at the Hotels as of the Closing (the “Supplies”);

(f)                                   all computer hardware, telecommunications and information technology systems located at the Hotels, and all computer software used at the Hotels (subject to the terms of the applicable license agreement), to the extent the same are transferable or the Parties obtain any consent necessary to effectuate such a transfer, but expressly excluding the Excluded Property as defined below (the “IT Systems”);

(g)                                  any food and beverages (alcoholic and non-alcoholic) which are located at the Hotels (whether opened or unopened), including, without limitation, all food and beverages located in the guest rooms, but expressly excluding any alcoholic beverages to the extent the sale or transfer of the same is not permitted under applicable law (the “F&B”);

(h)                                 all merchandise located at the Hotels and held for sale to guests and customers of the Hotels, including, without limitation, the inventory held for sale in any gift shop, pro shop or newsstand operated by Seller or any Affiliate of Seller at the Hotels, but expressly excluding the F&B (the “Retail Merchandise”);

(i)                                     all intangible personal property used exclusively in the ownership, use, operation or maintenance of the Real Property and Improvements (the “Business”), including without limitation (but specifically excluding the Excluded Property (as defined below)), the following (collectively, the “Intangible Property”):

i.                                Seller’s assignable interest in all permits, licenses, governmental approvals and other entitlements relating to the Real Property and Improvements,

ii.                             Seller’s assignable interest in all plans, specifications and drawings relating to the Real Property and Improvements,

iii.                          Seller’s rights as landlord under any leases or occupancy agreements in effect as of the Closing (the “Leases”) (except for any past due rents or other past due monetary obligations under the Leases),

iv.                         Seller’s assignable interest in all service, maintenance, supply, and other agreements relating to the ownership and operation of the Property (but only to the extent related to such Property) and identified on Schedule 1 to Exhibit C, attached hereto, together with all modifications and amendments thereof and supplements relating thereto and additional agreements, provided any such modifications, amendments, supplements or additional agreements are  all made in a manner fully consistent with the terms of this Agreement (the “Contracts”),

v.                            all property records (excluding historical accounting records),

vi.                         substantive correspondence and other documents related to any right to occupy any of the Improvements (excluding data in digital or computer files and any computer software or hardware),

vii.                      a right to all security deposits under the Leases and any and all guaranties of the Leases (subject to applicable laws and the terms of the applicable Leases respecting said security deposits),

viii.                   all assignable warranty and guaranty rights (provided that Seller will not be obligated to incur any cost or expense in connection with the assignment of such rights), and

ix.                         all rights under utility contracts or other agreements, each as they relate to the ownership, use or operation of the Property, as defined below.

“Affiliate” means, with respect to the Person in question, any other Person that, directly or indirectly, (i) owns or controls fifty percent (50%) or more of the outstanding voting and/or equity interests of such Person, or (ii) controls, is controlled by or is under common control with, the Person in question. For the purposes of this definition, the term “control” and its derivations means having the power, directly or indirectly, to direct the management, policies or general conduct of business of the Person in question, whether by the ownership of voting securities, contract or otherwise.

“Excluded Contracts” means, collectively, the contracts that will have terminated prior to or at Closing or that will be retained by Seller, Hyatt, or an Affiliate of either of them after the Closing, all as set forth in Schedule I(i).  The existing management agreements with the existing managers (each a “Manager”) of each Hotel (each a “Management Agreement” and, together, the “Management Agreements”) for each Individual Property shall be Excluded Contracts (and are not listed in in Schedule I(i)).

“Excluded Property” means, collectively, the following:

i.                                all cash on hand or on deposit in any house bank, operating account or other account or reserve maintained in connection with the Business, together with any and all credit card charges, checks and other instruments which Seller has submitted for payment as of the Closing,

ii.                             all (1) trademarks, trade names, service marks, symbols, logos and other intellectual property rights held by any Hyatt Entity, except as set forth in Schedule I(ii) (the “Hyatt Proprietary Marks”); (2) signs and other fixtures and personal property at the Hotels which bear any of the Hyatt Proprietary Marks; (3) Hyatt Entity internal management, operational, employee and similar manuals, handbooks and publications; (4) Hyatt Entity centralized systems and programs used in connection with the Business, including, without limitation, the (A) sales and marketing, (B) Hyatt Gold Passport program, and (C) purchasing systems and programs; and (5) to the extent not otherwise covered elsewhere in the definition of Excluded Property, any Proprietary Materials as defined in the New Management Agreements (collectively, “Hyatt Proprietary Property”),

iii.                          all Hotel Guest Information (as defined below), excluding, however, any Hotel Guest Information from the two (2) years prior to the Effective Date reasonably necessary for the continued operations of the Business, including for the completion of guest stays after the Closing Date (provided, however, that notwithstanding the foregoing or anything herein to the contrary, in all instances Hyatt Proprietary Property remains Excluded Property),

iv.                         all information which, pursuant to any applicable law, rule or regulation is confidential information or which Seller reasonably deems to be its personal and confidential information, but excluding any information which is reasonably necessary for the continued operations of the Business,

v.                            all rights with respect to any refund of taxes to the extent applicable to any period prior to the Closing Date,

vi.                         insurance proceeds or settlements for events occurring prior to the Closing Date, except to the extent paid to indemnify Buyer with respect to any claims asserted against Buyer in connection with such events, and

vii.                      the Excluded Contracts.

“Hotel Guest Information” means all guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and any other guest or customer information in any database of Hyatt (as defined below) or its Affiliates, whether obtained or derived by Hyatt, Seller or their Affiliates from: (a) guests or customers of the Hotels or any facility associated with the Hotels; (b) guests or customers of any other hotel or lodging property (including any condominium or interval ownership properties) owned, leased, operated, licensed or franchised by a Hyatt Entity (as defined below)list of s, or any facility associated with such hotels or other properties (including restaurants, golf courses and spas); or (c) any other sources and databases, including Hyatt brand websites, Hyatt central reservations database and Hyatt Gold Passport.

“Hyatt” means Global Hyatt Corporation, a Delaware corporation

“Hyatt Entity” means Hyatt, Seller or any of their respective Affiliates.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, governmental authority or other legal entity, in each case whether in its own or a representative capacity.

All of the items referred to in subparagraphs (a), (b), (c), (d), (e), (f), (g), (h) and (i) above, but specifically excluding the Excluded Property, are collectively referred to as the “Property” and each of the individual parcels of Real Property, together with all of the respective items of Property is referred to as an “Individual Property.”  The hotel facilities located on the Real Property and commonly known by the names set forth on Schedule I attached here to are each, a “Hotel” and collectively, the “Hotels” (each of which may sometimes be herein referred to specifically by the descriptive name given for such specific Real Property on such Schedule I under the column entitled “Hotel”).  All of the items referred to in subparagraphs (d), (e), (f), (g), and (h) above, but specifically excluding the Excluded Property, are collectively referred to as the “Personal Property.”

2.                                      Purchase Price.

(a)                                 Contemporaneously with the execution and delivery of this Agreement, Buyer has delivered to Seller and Seller hereby acknowledges the receipt of funds in the amount of One Hundred Dollars ($100.00) (the “Independent Contract Consideration”), which amount the parties bargained for and agreed to as consideration for Buyer’s right to inspect and purchase the Property pursuant to this Agreement and for Seller’s execution, delivery and performance of this Agreement.  The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable, and is fully earned and shall be retained by Seller notwithstanding any other provision of this Agreement.

(b)                                 The purchase price of the Property is $312,500,000.00 (the “Purchase Price”) and shall be paid as follows:

(i)                                     Within two (2) business days after the Effective Date, Buyer shall deposit in escrow with First American Title Insurance Company (“Title Company”), 100 Spear Street, Suite 1600, San Francisco, CA  94105, Attention:  Heather Kucala, an earnest money deposit of $10,000,000.00 (together with all interest earned thereon, the “Deposit”).  The Deposit shall be nonrefundable to Buyer, except as otherwise expressly set forth herein.

(ii)                                  Title Company shall invest the Deposit in an interest bearing account, provided that no investment may have a maturity date later than the Closing (as hereinafter defined) or involve the risk of loss of principal.  In the event the sale of the Property as contemplated hereunder is consummated, the Deposit shall be credited against the Purchase Price.

(iii)                               The balance of the Purchase Price shall be deposited in escrow with the Title Company in immediately available funds at the closing of the purchase and sale contemplated hereunder (the “Closing”), and the entire Purchase Price (as adjusted pursuant to the express terms and provisions of this Agreement below) shall be paid to Seller through escrow in immediately available funds upon Closing.  The Closing shall be deemed to occur upon the delivery and recording of the Deed (as defined in Section 3(a) below) and such date shall be referred to herein as the “Closing Date.”

(c)                                  The Parties hereby agree that the Purchase Price shall be allocated among the Hotels as set forth in Schedule II(c).  The Parties acknowledge and agree that the allocation set forth in Schedule II(c) represents an arm’s length agreement based on the Parties’ best judgment as to the fair market value of the Hotels.  The Parties shall use commercially reasonable efforts to agree, prior to the Closing Date, upon an allocation of the Purchase Price with respect to each Hotel among the Real Property with respect to such Hotel and various items of Personal Property and other Property of such Hotel.  If Seller and Buyer agree on such allocations, the schedule of allocations shall be attached hereto as Schedule II(c), and each Party agrees to file federal, state and local tax returns consistent with such allocations agreed upon between the parties.  If Seller and Buyer cannot agree upon such allocations of the Purchase Price, each party shall file federal, state and local tax returns based on each party’s own determination of the proper allocations of the Purchase Price, each bearing its own consequences of any discrepancies.

3.                                      Transfer of Title to the Property.

(a)                                 At the Closing, Seller shall convey to Buyer title to the Real Property, the Appurtenances and the Improvements by duly executed and acknowledged deed in the form attached hereto as Exhibit B-1 for the California Hotels, Exhibit B-2 for the North Carolina Hotel, Exhibit B-3 for the Texas Hotel, and Exhibit B-4 for the Wisconsin Hotel (each, a “Deed” and collectively, the “Deeds”).  Evidence of delivery of title shall be the issuance by Title Company to Buyer of a standard Owner’s Policy of Title Insurance (provided, however, that to the extent Buyer has ordered an Updated Survey, as defined and described in the Access Agreement or to the extent the Title Company can issue extended coverage without an Updated Survey and without any further certificates or indemnities from the Seller, such policy(ies) shall be extended Owner’s Policy(ies) of Title Insurance where available) in the amount of the Purchase Price allocated to each Hotel, as determined pursuant to Section 2(c) above, insuring fee simple title to the Real Property, Appurtenances and the Improvements in Buyer subject only to the Permitted Exceptions (as defined below) or exceptions otherwise caused or approved by Buyer  (each, a “Title Policy” and collectively, the “Title Policies”).

(b)                                 At the Closing, Seller shall transfer all of Seller’s right, title and interest in and to any Intangible Property (other than the Leases) by an Assignment of Intangible Property in the form attached hereto as Exhibit C (the “Assignment of Intangible Property”).

(c)                                  At the Closing, Seller shall assign to Buyer all of Seller’s right, title and interest in and to the Leases and Buyer shall assume all of Seller’s obligations under the Leases, by one or more Assignment and Assumption of Leases in the form(s) attached hereto as Exhibit D (collectively, the “Assignment and Assumption of Leases”).  The Leases in effect as of the Effective Date are more fully described on the schedule attached hereto as Exhibit E (the “Schedule of Leases”).

(d)                                 At the Closing, Seller shall convey to Buyer all of Seller’s right, title and interest in and to the FF&E, Supplies, IT Systems, F&B, and Retail Merchandise, by a Bill of Sale in the form attached hereto as Exhibit F (the “Bill of Sale”).

4.                                      Due Diligence Period; As-Is Purchase.

(a)                                 Due Diligence Period.  Pursuant to and in accordance with that certain Access Agreement by and among Buyer and Seller, dated September 18, 2013 (the “Access Agreement”), the terms of which are incorporated herein, Buyer, or its designees, has conducted and completed its due diligence review with respect to the Property including, without limitation, all information contained in the Data Room (defined below).  In connection with its due diligence, Buyer acknowledges and agrees that it has been provided full and unrestricted access to the DLA Piper data room (the “Data Room”) located at https://collaborate.dlapiper.com/eRoom/re/ProjectSorrento.

(b)                                 Contracts.  All Contracts in effect on the Effective Date including, without limitation, all Material Contracts (as defined below), but specifically excluding only the Excluded Contracts, shall (to the extent that the same relate to each Property and are assignable to Buyer) be assigned to, and assumed by Buyer at Closing (the “Assumed Contracts”), subject to the provisions of Section 12(d) and 14(h) below.  The list of Assumed Contracts, as amended pursuant to Section 14(h) below, will be attached to the Assignment of Intangible Property.

“Material Contract” means any of the Contracts described on Exhibit G, i.e. a contract which requires aggregate annual payments in excess of Ten Thousand and no/100 Dollars ($10,000.00) for any year during the term of such contract after the Closing and which cannot be terminated upon not less than sixty (60) days prior written notice without payment of premium or penalty.

(c)                                  Title Matters.  Buyer hereby accepts title to the Property subject to the following matters:  (i) as of the Closing Date, the lien for current real property taxes not yet due and payable including any supplementary taxes relating to the period after Closing which may be imposed as a result of Buyer’s purchase of the Property from Seller; (ii) all matters of record, including exceptions listed in the PTR, as that term is defined in the Access Agreement, as of the effective date of the last title search provided to Buyer, subject, however, to such modifications to any such exceptions as Seller and Buyer may have agreed upon in writing; (iii) matters disclosed by a survey of any Hotel that has been delivered by Seller to Buyer prior to the date of this Agreement and any update of any such survey obtained by Buyer prior to the date of this Agreement; (iv) the rights of tenants under the Leases; (v) zoning regulations and ordinances, building restrictions and regulations of governmental agencies having jurisdiction over the Property; (vi) Uniform Commercial Code financing statements or conditional bills of sale, provided that either (A) such statements were filed on a date more than five years prior to the Closing Date and have expired by operation of law, or (B) a tenant is the debtor thereunder and they apply either solely to Excluded Property or otherwise do not apply to the Property; (vii) any lien, encumbrance or lis pendens either (A) for which the instrument required to remove said encumbrance of record is delivered on or prior to the Closing Date to the proper party or to the Title Company together with the required recording or filing fee, or (B) which, provided the lien does not exceed the sum of $150,000.00, the Title Company will omit as an exception to the Title Policy; (viii) the lien of any assessment which is or may become payable in annual installments of which any installment is then a charge or a lien, provided that apportionment thereof is made as provided in this Agreement; (ix) judgments, bankruptcies or other proceedings against other persons having names the same as or similar to that of Seller, provided Seller on request delivers to Buyer and the Title Company an affidavit showing that such judgments, bankruptcies or other proceedings are not against Seller or do not affect the Property; (x) rights of electric, gas, steam, telephone, cable, water and any other utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cables, boxes and related equipment upon, under and above the Property, provided same are not violated by, and do not prohibit, the existence of, or interfere with the present use of the improvements situated on the Property; (xi) possible variations between the description of the Property on the tax maps and in this Agreement, provided that such variations do not prevent the Title Company from insuring Buyer that each Hotel is not taxed as part of a larger parcel of land and constitutes a separate tax parcel or parcels for real estate tax purposes; and (xii) matters created by, through or under Buyer.  All of the foregoing shall be, collectively, the “Permitted Exceptions.”

If the Title Company first discloses any new title exceptions other than Permitted Exceptions (“New Exceptions”), then subject to the provisions of this Section 4(c), Seller shall have ten (10) days following the giving of notice by Buyer to Seller objecting to such New Exception(s) to attempt, at Seller’s sole option, to cause such exceptions to be removed as exceptions or insured over (provided that insuring over shall not be an option for any lien in an amount in excess of $150,000.00) at no expense to Buyer, which shall be deemed the cure of such title defect, none of which shall be or shall be deemed to be Permitted Exceptions; provided, however, that this sentence shall not apply to any new title exceptions caused or created by Buyer or its Affiliates.  If such ten (10) day period extends beyond the Scheduled Closing Date, the Closing Date shall be extended until the first business day following the expiration of such ten-day period.  If such exceptions are not so cured, Buyer may (i) waive such objectionable title exceptions and proceed to Closing, or (ii) terminate this Agreement and obtain a return of the Deposit.  If any New Exceptions are not objected to or are waived in writing by Buyer within three (3) business days after Buyer is notified by the Title Company or Seller thereof, then such New Exceptions shall be deemed Permitted Exceptions.  Notwithstanding any provision of this Section 4 to the contrary, Seller agrees to pay and remove, or, at Seller’s election to cause the Title Company to insure over, any mechanic’s lien or other monetary lien (provided that such insuring over shall not be an option for any lien in an amount in excess of $150,000.00) recorded against title to the Property (but excluding those caused or created by Buyer or its Affiliates) (collectively referred to as the “Removed Liens”), and any property taxes and assessments that become delinquent prior to Closing.

(d)                                 New Hotel Management Agreement.  Prior to the Closing, the Parties shall have executed the New Hotel Management Agreement (as defined below) in the form agreed upon by the Parties prior to the date hereof.

“New Hotel Management Agreement” means management agreements for each of the Hotels to be entered into at Closing between Buyer (or its assignee) and the manager (the “New Manager”) identified in the new management agreement (subject to such modifications as are necessary to make such agreement applicable to the respective Hotel and to such other modifications, if any, agreed to between the Parties).

(e)                                  As-Is Purchase.

i.                                          Buyer acknowledges that prior to Closing it will have had the opportunity to inspect the Property and observe the physical characteristics and condition of the Property and any and all other matters, as to, concerning or with respect to any matter whatsoever relating to the Property or this Agreement or of concern to Buyer (“Property Condition”), including, but not limited to: title; the environmental condition of the Property (including the presence or absence of Hazardous Materials (as defined below) in, on, or about the Property); water, soil, pest and geological conditions of the Property; the Leases; the Contracts; the financial condition of the Property; the suitability of the Property for any and all activities and/or uses which may be conducted thereon; the compliance of or by the Property with any and all laws, rules, ordinances or regulations of any applicable governmental authority or body (including environmental, zoning, building codes, and the status of any development or use rights respecting the Property); the availability of permits, licenses and approvals respecting the Property; the economic or engineering feasibility of any alteration or renovation of the Property that may be contemplated by Buyer; the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property; and the physical condition of the Improvements, including construction defects, deferred maintenance, and other adverse physical conditions or defects.  Buyer further acknowledges and agrees that, except for any express representations, warranties or agreements made by Seller herein, neither Seller nor any of Seller’s employees, agents or representatives have made any representations, warranties or agreements, express or implied, by or on behalf of Seller as to any matters concerning the Property Condition.  Except as otherwise expressly set forth in this Agreement, Seller disclaims any and all such statements and representations, and Buyer agrees that any inaccuracy or deficiency in information, advice or documents given to Buyer shall be solely the responsibility and risk of Buyer, and shall not be chargeable in any respect to Seller. Buyer acknowledges that it is not relying on any statement or representation, whether express or implied, oral or written, that has been made or that in the future may be made by Seller or any of Seller’s employees, agents, attorneys or representatives concerning the Property Condition.

ii.                                       Buyer hereby acknowledges, agrees and represents that the Property is to be purchased, conveyed and accepted by Buyer in its present condition, “AS IS,” “WHERE IS” and “WITH ALL FAULTS,” and that no patent or latent defect or deficiency in the Property Condition whether or not known or discovered, shall affect the rights of either Seller or Buyer hereunder nor shall the Purchase Price be reduced as a consequence thereof.

iii.                                    Buyer has examined, reviewed and inspected all of the Property Condition and other matters which, in Buyer’s judgment, bear upon the Property and its value and suitability for Buyer’s purposes.  Upon Closing, Buyer will acquire the Property solely on the basis of its own examinations, reviews and inspections and the title insurance protection afforded by the Title Policy.

iv.                                   Upon Closing, Buyer shall assume the risk that Property Conditions may not have been revealed by Buyer’s investigations.  The release and waiver of claims set forth below shall be referred to as the “Release.”  Upon the Closing, Buyer, on its own behalf and on behalf of each of its successors and assigns and each and all of its and their respective members, partners, officers, directors, employees, parents, affiliates and subsidiaries, and each of their respective successors and assigns (collectively, “Waiver Parties”) releases Seller and its respective members, partners, affiliates, parent business organizations, subsidiary business organizations, shareholders, officers, directors, beneficiaries, agents, employees, attorneys and representatives and their respective successors and assigns (collectively, “Released Parties”) from, and waives any and all liability, claims, demands, damages and costs (including attorneys’ fees and expenses) of any and every kind or character, known or unknown, for, arising out of, or attributable to, any and all Property Conditions, including, without limitation, any and all actual, threatened or potential claims, claims for contribution under Environmental Laws (as defined below), suits, proceedings, actions, causes of action, demands, liabilities, losses, obligations, orders, requirements or restrictions, liens, penalties, fines, charges, debts, damages, costs, and expenses of every kind and nature, whether now known or unknown, whether foreseeable or unforeseeable, whether under any foreign, federal, state or local law (both statutory and non-statutory), and, whether asserted or demanded by a third party against any of the Waiver Parties or incurred directly or indirectly by any of the Waiver Parties themselves, that any of the Waiver Parties may now or hereafter have against any of the Released Parties (collectively, “Claims”), and that arise in connection with or in any way are related to (i) the physical condition of the Property, the financial condition of the Property, or the financial conditions of the tenants under the Leases, the value of the Property or its suitability for Buyer’s use, the status of any of the Leases or of the tenants thereunder, the ownership, management or operation of the Property, including any claim or demand by any tenant for the refund or return of any security deposit or other deposit actually delivered (or credited) to Buyer at Closing, or the accuracy or completeness of any information reviewed by Buyer in connection with its investigations of the Property and which may have been relied upon by Buyer in deciding to purchase the Property, (ii) any Handling (as defined below) of any Waste Materials (defined below) or Hazardous Materials (as defined below) at, beneath, to, from, or about the Property, (iii) any compliance or non-compliance with Environmental Laws regarding any Waste Materials, Hazardous Materials or any Handling related thereto at, beneath, to, from, or about the Property, (iv) any acts, omissions, services or other conduct related to any of the foregoing items “(i)”

through “(iii),” inclusive, and/or (v) any condition, activity, or other matter respecting the Property that is not addressed by any of the foregoing items “(i)” through “(iv),” inclusive, and that is related to pollution or protection of the environment, natural resources, or public health.

v.                                      Buyer acknowledges that any condition of the Property which Buyer discovers or desires to correct or improve prior to or after the Closing Date shall be at Buyer’s sole expense.  Buyer shall defend, hold harmless and indemnify the Released Parties and each of them from and against all claims, suits, demands, losses, damages and expenses (including reasonable attorneys’ and consultants’ fees and costs) incurred as a result of actions that are inconsistent with the provisions of this Section 4(e) of Buyer, or its successors under this Agreement or of entities or persons who or which at any time control, are under common control with or are controlled by Buyer.  This Release and indemnity shall survive the close of escrow and the recording of the Deed conveying the Property from Seller to Buyer.

vi.                                   Without limiting the generality of the foregoing, Buyer further waives any rights, remedies or defenses Buyer may have with respect to the requirements of California Code of Regulations, Title 20, §§1680-1684 and acknowledges that Seller has not made and does not make any representations with respect to the accuracy or completeness of any information provided to Buyer  pursuant to such requirements.

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vii.                                TO THE FULLEST EXTENT NOT PROHIBITED BY LAW, BUYER HEREBY EXPRESSLY AND SPECIFICALLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE (“SECTION 1542”) AND ANY SUCCESSOR LAWS.  SECTION 1542 PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BUYER ACKNOWLEDGES THAT THIS WAIVER AND RELEASE IS VOLUNTARY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE, AND IS GIVEN AS PART OF THE CONSIDERATION FOR THE AGREEMENTS SET FORTH HEREIN.  BUYER EXPRESSLY ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE, WHICH IT NOW BELIEVES TO BE TRUE WITH RESPECT TO THE RELEASE OF CLAIMS.  BUYER AGREES THAT THE FOREGOING RELEASE SHALL BE AND REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING SUCH DIFFERENT OR ADDITIONAL FACTS.

BUYER HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND UNDERSTANDS THE SIGNIFICANCE OF THIS WAIVER OF SECTION 1542 RELATING TO UNKNOWN, UNSUSPECTED AND CONCEALED CLAIMS, AND BUYER HEREBY SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SUBSECTION AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT.  BY ITS INITIALS BELOW, BUYER ACKNOWLEDGES THAT IT FULLY UNDERSTANDS, APPRECIATES AND ACCEPTS ALL OF THE TERMS OF THIS SUBSECTION AND RELEASE.

BUYER’S INITIALS

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Initial Page to Purchase and Sale Agreement

As used in this Agreement, the following terms have the following definitions:

(1)           “Environmental Laws” means any applicable foreign, federal, state or local law, statute, regulation, rule, ordinance, permit, prohibition, restriction, license, requirement, agreement, consent, or approval, or any determination, directive, judgment, decree or order of any executive, administrative or judicial authority at any federal, state or local level (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, natural resources or public health and safety.

(2)           “Handling” means, at any time and to any extent and in any manner whatsoever, any presence of or any handling, storing, transferring, transporting, treating, using, recycling, separating, sorting, incinerating, transforming, reconstituting, containing, containerizing, packaging, manufacturing, generating, abandoning, covering, capping, dumping, closing, maintaining, disposing, placing, discarding, encapsulating, filling, landfilling, investigating, monitoring, remediating, removing, responding to, reporting on, testing, releasing, contamination resulting from, spilling, leaking, pouring, emitting, emptying, discharging, injecting, escaping, migrating, or leaching.

(3)           “Hazardous Materials” means any material, waste, chemical, compound, substance, mixture, or byproduct that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a “hazardous constituent,” “hazardous substance,” “hazardous material,” “extremely hazardous material,” “hazardous waste,” “acutely hazardous waste,” “hazardous waste constituent,” “infectious waste,” “medical waste,” “biohazardous waste,” “extremely hazardous waste,” “pollutant,” “toxic pollutant,” or “contaminant,” or any other formulation intended to classify substances by reason of properties that are deleterious to the environment, natural resources or public health or safety including, without limitation, ignitability, corrosiveness, reactivity, carcinogenicity, toxicity, and reproductive toxicity. The term Hazardous Materials shall include, without limitation, the following:

i.              a “Hazardous Substance,” “Hazardous Material,” “Hazardous Waste,” or “Toxic Substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq. or the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;

ii.             “Oil” or a “Hazardous Substance” under Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, as may be amended, as well as any other hydrocarbonic substance, fraction, distillate or by-product;

iii.            an “Acutely Hazardous Waste,” “Extremely Hazardous Waste,” “Hazardous Waste,” or “Restricted Hazardous Waste,” under Section 25110.02, 25115, 25117 or 25122.7 of the California Health and Safety Code, or listed pursuant to Section 25140 of the California Health and Safety Code, as any of the foregoing may be amended;

iii.            a “Hazardous Material,” “Hazardous Substance” or “Hazardous Waste” under Section 25117, 25260, 25281, 25316, 25501, or 25501.1 of the California Health and Safety Code, as any of the foregoing may be amended;

iv.            any substance or material defined, identified or listed as an “Acutely Hazardous Waste,” “Extremely Hazardous Material,” “Extremely Hazardous Waste,” “Hazardous Constituent,” “Hazardous Material,” “Hazardous Waste,” “Hazardous Waste Constituent,” or “Toxic Waste” pursuant to Division 4.5, Chapters 10 or 11 of Title 22 of the California Code of Regulations, as may be amended;

v.             any substance or material listed by the State of California as a chemical known by the State to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, as may be amended;

vi.            a “Biohazardous Waste” or “Medical Waste” under Sections 117635 or 117690 of the California Health and Safety Code, as may be amended;

vii.           mold;

viii.          asbestos and any asbestos containing material; and

ix.            a substance that, due to its characteristics or interaction with one or more other materials, wastes, chemicals, compounds, substances, mixtures, or byproducts, damages or threatens to damage the environment, natural resources or public health or safety, or is required by any law or public entity to be remediated, including remediation which such law or public entity requires in order for property to be put to any lawful purpose.

(4)           “Waste Materials” means any putrescible or nonputrescible solid, semisolid, liquid or gaseous waste of any type whatsoever, including, without limitation:

i.              any garbage, trash, refuse, paper, rubbish, ash, industrial or commercial or residential waste, demolition or construction wastes, abandoned vehicles or parts thereof, discarded home and industrial appliances, sewage, sewage sludge, manure, vegetable or animal solid and semisolid waste, and any other item intended to be or actually dumped, abandoned, discarded, treated, transformed, incinerated, disposed of or recycled; and

ii.             any “solid waste” as defined in the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;

iii.            any “solid waste” as defined in the California Integrated Waste Management Act of 1989, California Public Resources Code Sections 40000, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended; and

iv.            any “waste” as defined in the Porter Cologne Water Quality Control Act, California Water Code Sections 13000 et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended.

All of the provisions of this Section 4(e) are subject to, and are not intended to supersede or invalidate, any express representations or warranties made by Seller in this Agreement or in Section 8 herein, which in all instances remain subject to Section 14(q) herein.

(f)            Covenant Not to Sue.  Subject to any express representations, warranties or agreements made by Seller herein or in any Closing Documents and Buyer’s rights under this Agreement and any Closing Document:  Buyer, on its own behalf and on behalf of the Waiver Parties, covenants and agrees never to sue or otherwise commence or prosecute any action or other proceeding against any of the Released Parties, for a claim released pursuant to this Agreement.  The parties hereto agree that this Section 4(f) (the “Covenant Not to Sue”) may be pleaded by a Released Party as a full and complete defense to any action or proceeding by a Waiver Party that is contrary to the terms of the Release, and may be asserted as a basis for abatement of, or injunction against, said action or proceeding and as a basis for a cross-complaint for damages therein.  If a Waiver Party breaches the Covenant Not to Sue, any

Released Party damaged thereby shall be entitled to recover from such Waiver Party not only the amount of any judgment which may be awarded in favor of such damaged Released Party, but also for such other actual damages, costs, and expenses as may be incurred by such damaged Released Party, including court costs, reasonable attorneys’ fees and all other costs and expenses, taxable or otherwise, in preparing the defense of, defending against, or seeking and obtaining abatement of, or injunction against, such action or proceeding, and establishing and maintaining the applicability of the Release and this Covenant Not to Sue.  This Covenant Not to Sue shall survive the Closing and the recording of the Deed conveying the Property from Seller to Buyer.

(g)           Termination of Agreement.  If this Agreement is terminated prior to Closing for any reason, then promptly following such, Buyer shall return and deliver, as the case may be, to Seller, within five (5) business days after termination:  (i) all documents delivered to Buyer pursuant to Sections 4(b) and 4(c) or pursuant to the Access Agreement and copies made by Buyer and its partners, attorneys, accountants, consultants, agents and prospective lenders and (ii) copies of all final third party reports and studies relating to the Property procured or obtained by Buyer or by Seller, or any other person for the benefit of Buyer, and received by Buyer, but without any representation or warranty by Buyer respecting such reports.  The provisions of this Section 4(g) shall survive any termination of this Agreement.

(h)           Natural Hazard Disclosures.  Seller has delivered to Buyer a Natural Hazard Disclosure Statement (each, a “Disclosure Statement”) in a form required by the California Natural Hazard Laws (defined below) for each Individual Property.  Seller retained the services of First American Natural Hazard Disclosures (the “Company”) to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the California Natural Hazard Laws and to prepare the written report of the result of its examination (each, a “Report”).  Buyer acknowledges that, if prepared in conformity with all applicable laws, rules and regulations, each Report shall fully and completely discharge Seller from its disclosure obligations under the California Natural Hazard Laws (defined below) and under California Civil Code Sections 1102 through 1102.17 with regard to the applicable Individual Property.  Buyer acknowledges and agrees that nothing contained in any Disclosure Statement shall release Buyer from its obligation to fully investigate and satisfy itself with the condition of the Property during the Inspection Period, including, without limitation, whether the Property is located in any California Natural Hazard Area. As used herein, the term “California Natural Hazard Area” shall mean those areas identified as natural hazard areas or natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136, and any successor statutes or laws (collectively the “California Natural Hazard Laws”).  Buyer further acknowledges and agrees that the matters set forth in each Disclosure Statement or Report may change on or prior to the Closing and that Seller has no obligation to update, modify or supplement any Disclosure Statement or Report.  Buyer is solely responsible for preparing and delivering its own Disclosure Statement to subsequent prospective buyers of any Individual Property. The terms of this Section 4(h) shall survive the Closing.

5.             Conditions to Closing.

(a)           Buyer’s Conditions.  The following conditions are precedent to Buyer’s obligation to purchase the Property (the “Conditions Precedent”):

(i)            Title Insurance.  Title Company shall have issued or shall have unconditionally committed to issue the Title Policies, provided that Seller and Buyer shall have satisfied all requirements of the Title Company applicable to the Seller and Buyer, as applicable, as set forth in the title commitments issued by the Title Company as of the date hereof.  Buyer may request the endorsements set forth on Exhibit N attached hereto and any additional title policy forms or endorsements, but such shall not constitute a Condition Precedent.

(ii)           Deliveries Complete. Seller shall have delivered to Buyer or Title Company the documents listed in Section 7(c) of this Agreement.

(iii)          Representations, Warranties and Covenants.  Seller shall have performed in all material respects each covenant required to be performed by Seller under this Agreement and all of Seller’s representations and warranties set forth in this Agreement shall be materially true and correct as of the Closing.  If Buyer proceeds with Closing, Buyer shall be deemed to have waived all Seller defaults actually known to Buyer as of the Closing.

The Conditions Precedent are intended solely for the benefit of Buyer.  If any of the Conditions Precedent are not timely satisfied, Buyer shall have the right in its sole discretion to either terminate this Agreement or waive in writing the Condition Precedent and proceed with the Closing.

(b)           Seller’s Conditions.  The following conditions are precedent to Seller’s obligation to sell the Property (the “Seller’s Conditions”):

(i)            Deposit of Funds.  Buyer shall have deposited the Purchase Price into escrow, subject to the adjustments set forth in Section 2, Section 7(f) and Section 11 of this Agreement.

(ii)           Deliveries Complete.  Buyer shall have delivered to Seller or Title Company the documents listed in Section 7(d) of this Agreement.

(iii)          Representations, Warranties and Covenants.  Buyer shall have performed in all material respects each and every covenant required to be performed by Buyer under this Agreement, and all of Buyer’s representations and warranties set forth in this Agreement shall be materially true and correct as of the Closing.

Seller’s Conditions are intended solely for the benefit of Seller. If any of Seller’s Conditions are not timely satisfied, Seller shall have the right in its sole discretion to either terminate this Agreement or waive in writing the Seller’s Condition and proceed with the Closing.

6.             Remedies.

(a)           IN THE EVENT THE SALE OF THE PROPERTY IS NOT CONSUMMATED BECAUSE OF A BREACH OR DEFAULT UNDER THIS AGREEMENT BY BUYER BEYOND ANY APPLICABLE NOTICE AND CURE PERIODS OR BECAUSE OF THE FAILURE OF ANY SELLER’S CONDITIONS, THE DEPOSIT SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE REMEDY FOR SUCH BREACH OR DEFAULT OR FAILURE OF SELLER’S CONDITIONS AND NEITHER PARTY SHALL HAVE ANY OBLIGATION TO THE OTHER HEREUNDER, EXCEPT FOR PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY STATE THEY SURVIVE THE TERMINATION OF THIS AGREEMENT.  THE PARTIES HEREBY AGREE THAT SELLER’S ACTUAL DAMAGES IN SUCH EVENT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE AND THAT THE AMOUNT OF THE DEPOSIT PLUS ANY INTEREST ACCRUED THEREON REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES.  THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED

DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.  THEREFORE, BY PLACING THEIR INITIALS BELOW, NOTWITHSTANDING ANY PROVISIONS HEREIN TO THE CONTRARY, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT THE SALE OF THE PROPERTY IS NOT CONSUMMATED BY REASON OF A BREACH OR DEFAULT UNDER THIS AGREEMENT BY BUYER.  HOWEVER, NOTHING IN THIS SECTION SHALL LIMIT THE EFFECTIVENESS OF THE INDEMNIFICATION OBLIGATIONS OF BUYER UNDER SECTIONS 10, 13, AND 14(B) OF THIS AGREEMENT.

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(b)           IF SELLER PROPERLY TERMINATES THIS AGREEMENT PURSUANT TO A RIGHT GIVEN TO IT HEREUNDER AND BUYER TAKES ANY ACTION WHICH INTERFERES WITH SELLER’S ABILITY TO SELL, EXCHANGE, TRANSFER, LEASE, DISPOSE OF OR FINANCE THE PROPERTY OR TAKE ANY OTHER ACTIONS WITH RESPECT THERETO (INCLUDING, WITHOUT LIMITATION, THE FILING OF ANY LIS PENDENS OR OTHER FORM OF ATTACHMENT AGAINST THE PROPERTY), THEN NOTWITHSTANDING SECTION 6(a) ABOVE, THE NAMED BUYER (AND ANY PERMITTED ASSIGNEE OF BUYER’S INTEREST HEREUNDER) SHALL BE LIABLE FOR ALL LOSS, COST, DAMAGE, LIABILITY OR EXPENSE (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES, COURT COSTS AND DISBURSEMENTS AND CONSEQUENTIAL DAMAGES) INCURRED BY SELLER BY REASON OF SUCH ACTION TO CONTEST BY BUYER.

SELLER’S INITIALS	BUYER’S INITIALS

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(c)           In the event of a pre-Closing default under this Agreement by Seller, which breach or default has not been cured by Seller within ten (10) days after notice from Buyer (the “Cure Period”), Buyer may, as Buyer’s sole and exclusive remedy exercise one, and only one, of the following: (i) terminate this Agreement by delivery of notice of termination to Seller, whereupon the Deposit shall be returned to Buyer, Seller shall reimburse Buyer for all of its reasonable out-of-pocket costs and expenses incurred in connection with the transaction contemplated by this Agreement, including its due diligence efforts with respect to the Property, up to a maximum aggregate cap of $400,000.00, and all parties hereto shall thereupon be relieved of all further obligations hereunder (other than obligations which by their terms survive such a termination); or (ii) close and waive the default; or (iii) commence an action for specific performance (but not damages hereunder), provided that (i) any action for specific performance must be commenced within sixty (60) days after the expiration of the Cure Period, (ii) if the remedy of specific performance is not available by reason of any act of Seller, then Buyer shall have the right to pursue all of its remedies at law or in equity and (iii) as a condition precedent to any suit for specific performance, Buyer shall have on or before the Scheduled Closing Date, fully performed all of its obligations hereunder which are capable of being performed (other than the payment of the Purchase Price, which shall be paid as and when required by the court in the suit for specific performance).

7.             Closing and Escrow.

(a)           Upon mutual execution of this Agreement, the parties and the Title Company shall simultaneously enter into Escrow Instructions in the form of the escrow instructions attached hereto as Exhibit M (the “Escrow Instructions”), and deposit an executed counterpart of this Agreement with Title Company.  Seller and Buyer each agrees to execute such additional Escrow Instructions as may be appropriate, or required by Title Company.

(b)           The Closing hereunder shall be held and delivery of all items to be made at the Closing shall be made at the offices of Title Company on or before 2:00 p.m. (Pacific Time) on the date that is thirty-five (35) days after the Effective Date (the “Scheduled Closing Date”).

(c)           On the Closing Date, Seller shall deliver to Buyer, or to Title Company as escrow holder, the following (the “Closing Documents”):

(i)            duly executed and acknowledged Deeds;

(ii)           two (2) duly executed and acknowledged counterparts of the Assignment of Rights (Condominium Declaration) in the form attached hereto as Exhibit B-5 regarding the Woodlands Hotel (the “Assignment of Rights”);

(iii)          any duly executed and acknowledged Estoppel Certificates received pursuant to Section 12(e) below;

(iv)          two (2) duly executed counterparts of the Assignment of Intangible Property for each Individual Property;

(v)           two (2) duly executed counterparts of the Assignment and Assumption of Leases for each Individual Property;

(vi)          two (2) duly executed originals of the Bill of Sale for each Individual Property;

(vii)         A certificate or registration of title for any owned vehicle or other personal property included in the Property which requires such certification or registration, duly executed, conveying such vehicle or such other personal property to Buyer;

(viii)        two (2) duly executed counterparts of the New Hotel Management Agreement for each Individual Property;

(ix)          executed counterparts of all transfer declarations applicable to each Individual Property;

(x)           duly executed notices to the tenants under the Leases of the sale of each Individual Property, in the form of Exhibit I attached hereto;

(xi)          an affidavit pursuant to Section 1445(b)(2) of the United States Internal Revenue Code (the “Code”) and on which Buyer is entitled to rely, that each party constituting Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code, substantially in the form of Exhibit J attached hereto, together with such affidavits and other documentation as may be required pursuant to any tax withholding laws or requirements of the State where the Property is located;

(xii)         subject to Section 14(h) below, a statement of any material change in Seller’s representations and warranties set forth herein due to occurrences from and after the Effective Date through and including the Closing (“Changes”);

(xiii)        a duly executed counterpart of the Closing Statement (as defined below);

(xiv)        the originals or certified copies of any documents representing any Intangible Property being conveyed to Buyer, each to the extent in Seller’s possession, provided that such items may be delivered to Buyer outside of escrow on the Closing Date;

(xv)         keys to all doors to the Improvements which are in Seller’s or its agents’ possession; and

(xvi)        such resolutions and authorizations relating to Seller’s authority to undertake the transaction contemplated hereby as shall be reasonably required by Title Company.

Buyer may waive compliance on Seller’s part under any of the foregoing items by an instrument in writing.

(d)           On the Closing Date, Buyer shall deliver to Seller, or to Title Company as escrow holder, the following:

(i)            two (2) duly executed and acknowledged counterparts of the Assignment of Rights;

(ii)           two (2) duly executed counterparts of the Assignment of Intangible Property for each Individual Property;

(iii)          two (2) duly executed counterparts of the Assignment and Assumption of Leases for each Individual Property;

(iv)          two (2) duly executed counterparts of the New Hotel Management Agreement for each Individual Property including, without limitation, such documents and instruments that are required to be executed and delivered by Buyer in connection therewith;

(v)           a Preliminary Change of Ownership Report for the each of the California Properties;

(vi)          executed counterparts of all applicable transfer declarations;

(vii)         a duly executed counterpart of the Closing Statement; and

(viii)        such resolutions and authorizations relating to Buyer’s power and authority to undertake the transaction contemplated hereby as shall be reasonably required by Seller or Title Company.

In addition, the Purchase Price, as adjusted for prorations and costs as provided herein, shall have been delivered to Seller or Title Company, as escrow holder.

Seller may waive compliance on Buyer’s part under any of the foregoing items by an instrument in writing.

(e)           Seller and Buyer shall each deposit such other instruments as are reasonably required by the escrow holder or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof.  Seller shall execute and deliver, with respect to each Individual Property, the owner’s declaration in the form of Exhibit K attached hereto, or such other form as Title Company reasonably requires in order to be able to issue the Title Policies.

(f)            The following are to be apportioned as of the Closing Date and the applicable adjustment(s) shall be made to the Purchase Price delivered to Seller:

(i)            Rents.  Rent, percentage rent, operating cost pass-throughs and other additional rent or charges payable to landlord under the Leases (collectively “Rent”) and prepaid Rent under the Leases shall be apportioned as of the Closing Date, only to the extent then paid, based on the actual number of days in the month or other applicable period during which the Closing occurs.  Unallocated security deposits then held by Seller shall be considered a credit due to Buyer for Closing settlement purposes.  Seller shall be entitled to invoice and collect from the tenants after the Closing any Rent payable for periods prior to Closing to the extent allocable to those periods, provided that Seller shall not be permitted to bring any action to terminate any Lease or evict any tenant.  With respect to any Rent arrearages existing under the Leases or operating cost pass-throughs billed by or paid to Buyer after Closing, Buyer promptly shall pay to Seller any amounts actually collected which are applicable to the period preceding the Closing Date; provided that, all such amounts collected by Buyer after the Closing Date shall be applied first to Rent due for the month in which the Closing occurs, then to any unpaid Rent that has accrued for any month prior to the Closing, and then to unpaid Rent that has accrued for any month after the month of Closing.  Buyer shall cooperate at Seller’s sole cost and expense with Seller in recovering any Rent payable for periods prior to Closing.

(ii)           Leasing Costs.  Seller shall pay (or provide Buyer a credit at Closing for) all leasing commissions, tenant improvement costs and other tenant inducements (“Lease Costs”) that are (A) accrued, due and payable or required to be expended before the Closing Date, and (B) arise under new Leases or amendments, modifications or renewals of existing Leases executed by Seller prior to the Effective Date in accordance with this Agreement.  Buyer shall assume and be responsible to pay all Lease Costs that are first arising or accruing on or after the Closing Date, including as a result of (X) new Leases executed after the Effective Date in accordance with this Agreement, (Y) Lease extensions, renewals and expansions pursuant to existing Leases exercised by the tenants thereunder after the Effective Date, and (Z) amendments or modifications to, or renewals of, existing Leases entered into after the Effective Date in accordance with this Agreement.  Buyer shall receive a credit for any termination fee or charge paid by a tenant with respect to any Lease termination executed after the Effective Date, but only to the extent such credit relates to the portion of the Lease period accruing from and after Closing.

(iii)          Utility Charges.  All utility services shall be prorated as of the Closing Date between Seller and Buyer.  The Parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Closing Date.  If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Seller and Buyer by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the Parties shall reprorate the amount for such utilities and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant billing period, which obligation shall survive the Closing.  Seller shall receive a credit for all fuel stored at the Hotels based on Seller’s cost for such fuel. Seller shall receive a credit for all deposits transferred to Buyer or which remain on deposit for the benefit of Buyer with respect to such utility contracts.

(iv)          Other Apportionments and Closing Costs.  Amounts payable under the Assumed Contracts, annual or periodic permit and/or inspection fees, and liability for other Property operation and maintenance expenses and other recurring costs will be apportioned as of the Closing Date.  Buyer shall pay:  (A) 50% of all documentary and stamp taxes, as well as 50% of all real estate transfer tax imposed by state or local authorities; (B) 50% of all premiums and costs of the Title Policies (including the costs of the endorsements set forth on Exhibit N); (C) any and all fees, costs and expenses related to the Updated Survey; (D) one-half of Title Company’s escrow fees as escrow holder (except as otherwise provided by this Section 7(f)(iv)); and (E) all fees, costs and expenses incurred in connection with Buyer’s due diligence activities.  Seller shall pay:  (W) 50% of all documentary and stamp taxes, as well as 50% of all real estate transfer tax imposed by state or local authorities; (X) 50% of all premiums and costs of the Title Policies (including the costs of the endorsements set forth on Exhibit N); (Y) one-half of Title Company’s escrow fees as escrow holder (except as otherwise provided by this Section 7(f)(iv)); and (Z) the commission/fee payable to Seller’s Broker.  If this Agreement is terminated due to a default of Seller hereunder, then Seller shall pay all escrow fees and charges incurred in connection with such termination, and if this Agreement is terminated due to a default of Buyer hereunder, then Buyer shall pay all such escrow fees and charges.  Each party will pay its own legal fees and expenses incurred in connection with the transactions contemplated by this Agreement.  Payment of all other costs incurred in connection with the transaction contemplated by this Agreement shall be allocated between Buyer and Seller in accordance with the custom of the County where the Property is located, as shown on Schedule I attached hereto.

(v)           Taxes and Assessments.  (i) General real estate taxes and assessments and (ii) sales and use taxes payable during the tax year in which Closing occurs will be prorated at the Closing on an accrual basis on the basis of the taxes and assessments that accrue and are due and payable during the tax year in which the Closing occurs.  Specifically, (i) Seller shall be responsible for that portion of such taxes and assessments equal to (A) the total such taxes due and payable during the tax year in which the Closing occurs, multiplied by (B) a fraction, the numerator of which shall be the number of days in such tax year prior to the Closing Date, and the denominator of which shall be 365 (provided, however, that sales and use taxes imposed as a result of the sale of the Property on the Closing Date and any sale and use taxes for any years prior to the Closing shall be the sole responsibility of Seller); and (ii) Buyer shall be responsible for that portion of such taxes and assessments equal to (A) the total such taxes due and payable during the tax year in which the Closing occurs, multiplied by (B) a fraction, the numerator of which shall be the number of days in such tax year subsequent to and including the Closing Date, and the denominator of which shall be 365.  Notwithstanding anything to the contrary herein, Seller shall be entitled to any and all tax refunds relating to the period before the Closing Date (less any out-of-pocket costs and expenses incurred by Buyer to obtain such refunds), regardless of when the refunds are received, except if and to the extent that such refunds are payable to tenants of the Property at the time such refunds are received under the terms of their respective Leases, in which case the refundable portion of the amount received shall be paid to such tenants.  Buyer shall pay any such refund received by Buyer to Seller, less amounts paid to tenants as describe above, within two (2) business days of receipt by Buyer or its successors-in-interest.  Seller shall have the sole authority to prosecute any tax protest, challenge or appeal for a tax year ending prior to the Closing Date and Buyer shall cooperate, at Seller’s sole cost and expense, in the prosecution of any such protest, challenge or appeal.

(vi)                              Bookings.  Buyer shall receive a credit for all prepaid deposits for all bookings and reservations for guest, conference and banquet rooms or other facilities at the Hotels as of the Closing, together with all deposits held by Seller with respect thereto (collectively, the “Bookings”) scheduled to occur on or after the Closing Date, except to the extent such deposits are transferred to Buyer.

(vii)                           Retail Merchandise. Seller shall receive a credit for all Retail Merchandise based on Seller’s cost for such items.  All items of F&B shall be included in the Purchase Price and shall be transferred to Buyer without any adjustment of the Purchase Price.

(viii)                        Restaurants and Bars. Seller shall close out the transactions in the restaurants and bars in the Hotels as of the regular closing time for such restaurants and bars during the night in which the Closing Date occurs and retain all monies collected as of such closing, and Buyer shall be entitled to any monies collected from the restaurants and bars thereafter.

(ix)                              Vending Machines. Seller shall remove all monies from all vending machines, laundry machines, pay telephones and other coin-operated equipment as the day prior to the Closing Date and shall retain all monies collected therefrom as the day prior to the Closing Date, and Buyer shall be entitled to any monies collected therefrom from and after the Closing Date.

(x)                                 Trade Payables.  Except to the extent an adjustment or proration is made under another subsection of this Section 7(f)(x), (i) Seller shall pay in full prior to the Closing all amounts payable to vendors or other suppliers of goods or services for the Business (the “Trade Payables”) which are due and payable as of the Closing Date for which goods or services have been delivered to the Hotels prior to Closing, and (ii) Buyer shall receive a credit for the amount of such Trade Payables which have accrued, but are not yet due and payable as of the Closing Date, and Buyer shall pay all such Trade Payables accrued as of the Closing Date when such Trade Payables become due and payable; provided, however, Seller and Buyer shall reprorate the amount of credit for any Trade Payables and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for such goods or services. Seller shall receive a credit for all advance payments or deposits made with respect to FF&E, Supplies, F&B and Retail Merchandise ordered, but not delivered to the Hotels prior to the Closing Date, and Buyer shall pay the amounts which become due and payable for such FF&E, Supplies, F&B and Retail Merchandise which were ordered prior to Closing.

(xi)                              Cash. Seller shall receive a credit for all cash on hand or on deposit in any house bank at the Hotels which shall remain on deposit for the benefit of Buyer.

(xii)                           Employees.  It is the intent of the parties that, from and after Closing, Buyer shall have no liability to any Employee for any accrued benefits accruing prior to Closing, including, but not limited to, accrued vacation, sick pay or other accrued benefits of any kind or nature whatsoever (unless, and to the extent that, Buyer received a credit from Seller for such item at Closing), and any such matters shall be included in the Section 7(f)(xv) below.

(xiii)                        Other Adjustments and Prorations. All other items of income and expense as are customarily adjusted or prorated upon the sale and purchase of a hotel property similar to the Property shall be adjusted and prorated between Seller and Buyer accordingly.

(xiv)                       Closing Statement.  Title Company shall prepare a preliminary Closing settlement statement and shall deliver such statement to Buyer and Seller for approval no less than three (3) days prior to the Closing Date (the approved statement being referred to as the “Closing Statement”).

(xv)                          Post-Closing Reconciliation.  Seller and Buyer hereby agree that if any of the Section 7(f) prorations cannot be calculated accurately as of the Closing Date, then the same shall be estimated (based on current information then known, such as the most recent tax bills) for the purposes of Closing, and within thirty (30) days after the Closing Date, or as soon as sufficient information is available to permit the parties to effectively calculate such prorations but in no event later than one hundred twenty (120) days following the Closing Date, the parties shall make such adjustments to the prorations as necessary to reflect the accurate information, and the parties shall then make such payments to one another as necessary to correct any errors made in the prorations as of the Closing Date once such correct information is available.  Either party owing the other party a sum of money based on such subsequent prorations shall pay such sum to the other party within ten (10) days after such calculations.

(xvi)                       Survival.  The provisions of Section 7(f) shall survive the Closing, for a period of one hundred eighty (180) days after the Closing Date; provided, however, that the provisions of Section 7(f)(v) shall survive the Closing, for a period of twenty-four (24) months after the Closing Date, notwithstanding the Limitation Period (as defined below).

(g)                                  Accounts Receivable.  Seller shall retain all Accounts Receivable (as defined below) (excluding only the Guest Ledger, as defined below).  The Guest Ledger shall be adjusted between Buyer and Seller as of the Closing Date, with the receipts of the Guest Ledger attributable to the night preceding the Closing Date being apportioned equally between Seller and Buyer.

“Accounts Receivable” means all amounts that Seller is entitled to receive from the Business which are not paid as of the Closing, including, without limitation, charges for the use or occupancy of any guest, conference or banquet rooms or other facilities at the Hotels prior to Closing, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller at the Hotels prior to Closing, but expressly excluding all (i) credit card charges, checks and other instruments which Seller has submitted for payment as of the Closing, and (ii) items of income otherwise prorated pursuant to Section 7(f) above.

“Guest Ledger” means all charges accrued to the open accounts of any guests or customers at the Hotels as of the Closing Date for the use or occupancy of any guest, conference or banquet rooms or other facilities at the Hotels, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller at the Hotels.

(i)                                     Survival.  The provisions of Section 7(g) shall survive the Closing.

8.                                      Representations and Warranties of Seller.  Each Seller hereby represents and warrants to Buyer, with regard to itself and its Individual Property(ies) as follows, which representations and warranties shall be true as of the Effective Date and as of the Closing Date and, subject to Section 14(q) below, are to survive Closing:

(a)                                 Status.  Seller is duly organized or formed, validly existing and qualified and empowered to conduct its business, and has full power and authority to enter into and perform the terms of this Agreement and conduct the Business as currently owned and conducted.  There are no actions or proceedings pending or threatened to liquidate, reorganize, place in bankruptcy or dissolve Seller, and Seller is contemplating no such action.

(b)                                 Enforceability.  This Agreement is duly authorized and executed by Seller, and this Agreement and all documents required to be executed by Seller in connection herewith, are and shall be when executed valid, legally binding obligations of Seller, enforceable in accordance with their terms and do not and, at the time of Closing will not violate any material provision of any agreement to which Seller is a party, any judicial order issued in any matter in which Seller is a party, or Seller’s organizational or governing documents or, to Seller’s Knowledge, any provision of any other agreement or judicial order.

(c)                                  Pending Actions.  Seller has not received written notice of any action, suit, litigation, hearing or administrative proceeding pending against Seller or involving all or any portion of the Property, or, to Seller’s knowledge, threatened with respect to all or any portion of the Property other than claims which are covered by Seller’s existing insurance policies.  Seller has not received written notice of any condemnation or eminent domain proceedings pending, and to Seller’s knowledge, no such proceedings have been threatened against the Property.

(d)                                 No Violation of Law; Compliance.  Seller has not received written notice from any governmental agency or authority (i) claiming a material violation or breach of any laws, ordinances, orders or regulations of such governmental agency or authority affecting the Property or (ii) advising Seller of any special tax assessment affecting the Property.  To Seller’s Knowledge, there is no issue of non-compliance at any Hotel with regard to applicable legal provisions, including, without limitation, any law, statute, ordinance, regulation, rule, award or order of any governmental agency or tribunal having jurisdiction over such Hotel or its operations, necessary for its operation in accordance with the standards contained in the New Hotels Management Agreement.

(e)                                  Personal Property.  Seller has good title to the Personal Property, which in each case shall be free and clear of all material liens and encumbrances as of the Closing, subject only to the related Permitted Exceptions.

(f)                                   Stocking of Property.  As of the Closing Date, each Hotel will have all necessary inventories of F&B and Supplies on hand as is necessary to comply with Buyer’s obligations under the New Hotels Management Agreement

(g)                                  Leases.  Attached hereto as Exhibit E is a schedule of the Leases as of the Effective Date.  Seller has made available to Buyer true and complete copies of the Leases. The information set forth in said Exhibit E is accurate in all material respects as of the Effective Date and all such Leases are in writing except as set forth on Exhibit E and if any such Lease is not in writing the material terms of the tenancy are set forth in Exhibit E.  Seller has neither given nor received any written notice of any breach or default under any of the Leases which has not been cured.

(h)                                 Material Contracts.  Exhibit G includes a schedule of the Material Contracts as of the Effective Date.  Seller has made available to Buyer true and complete copies of the Material Contracts.  The information set forth in Exhibit G is accurate in all material respects as of the Effective Date and all such Material Contracts are in writing except as set forth on Exhibit G and if any such Material Contract is not in writing the material terms of the contract are set forth in Exhibit G.  All of the Material Contracts are in full force and effect and Seller has neither given nor received any written notice of any breach or default under any of the Material Contracts which has not been cured.

(i)                                     Licenses and Permits.  Seller has made available to Buyer on the Data Room a true and complete copy of all of the material licenses, approvals, permits and certificates from governmental agencies necessary for the use and operation of each of the Hotels by Seller as each is currently being used and operated (the “Licenses and Permits”) that are currently possessed by Seller available to Buyer.  Seller has not received any written notice from any governmental agencies or other Person of (i) any material violation, suspension, revocation or non-renewal of any Licenses and Permits with respect to the Property or the Business that has not been cured or dismissed, or (ii) any material failure by Seller to obtain any Licenses and Permits required for the Property or the Business that has not been cured or dismissed.

(j)                                    Employees.

i.                  Union Contracts.  With the exception of a union contract currently being negotiated with regard to the Hotel in Emeryville, California, which will be assumed by Buyer at Closing and, once executed, identified on Exhibit G attached hereto pursuant to Section 14(h) below, neither Seller nor any manager of any Hotel is a party to any collective bargaining agreement with any labor union with respect to the Employees.

ii.               Employment Agreements. Seller is not a party to any written employment or compensation agreements with any of the Employees (as defined below).

iii.            Pension Plans.  There no pension plans of any type with respect to which Seller or the Property has an obligation.

iv.           Miscellaneous.  (i) Seller has not received any written notice of and, to Seller’s Knowledge, there are no outstanding labor or employment claims, liabilities or obligations (including, without limitation, attorneys’ fees and costs); and (ii) to Seller’s Knowledge, during Seller’s period of ownership of the Hotels, there has been no material violation (or alleged violation) by Seller of any law governing employment matters with respect to Employees.

(k)                                 Non-foreign Person.  Seller is not a “foreign person” as that term is defined in Section 1445(f) of the Code and any similar provisions of applicable state law, and the regulations issued thereunder.

(l)                                     Non-foreign Assets.  Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof, and all other United States laws relating to terrorism or money laundering (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).  Seller:

(i)                                     is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(ii)                                  has not been determined by competent authority to be subject to the prohibitions contained in the Orders; and

(iii)                               is not owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity that has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(m)                             Possession.  Except as previously disclosed in writing to Buyer in the Data Room, Seller has not granted to any party any license, lease or other right relating to the use, occupancy or possession of the Property or any part thereof, except for tenants under the Leases and guests in the ordinary course of business.

(n)                                 Purchase Rights; Deed of Trust.  Subject to the Permitted Exceptions and except for the right of first refusal identified in the following sentence, there are no purchase contracts, options or other agreements of any kind, whereby any person or entity other than Buyer will have acquired or will have any right to acquire title to all or any portion of the Property.  A 1989 Memorandum of Lease (Doc. No. 89-305752), recorded in connection with a lease dated June 9, 1989, by and between OMA Cypress Properties and Hardage-Lincoln Venture No. 2, makes reference to a right of first refusal that was granted in favor of a tenant of the Cypress Hotel, Hardage-Lincoln Venture No. 2, who Seller represents and warrants is no longer a tenant at the Cypress Hotel.

(o)                                 Environmental Matters.  Except as previously disclosed in writing to Buyer in the Data Room, Seller has not received any written notice from any governmental or regulatory authority of the presence or release of any Hazardous Material that would cause the Property to be in violation of any applicable Environmental Laws and that remains uncured, nor has Seller received written notice from any applicable governmental or regulatory authority or has any knowledge that the Property is not in compliance with applicable Environmental Laws.  To Seller’s knowledge and except as disclosed in writing to Buyer in the Data Room, (i) no hazardous or toxic materials, substances or wastes are or have been manufactured, generated, processed, used, handled, stored, disposed, released or discharged at, on, in, over, under or from any Hotel or the Real Property associated with such Hotel in material violation of Environmental Laws, (ii) there are no soil, water, air, mineral, chemical or environmental conditions or contamination at, on, in, over, under or from any Hotel or the Real Property associated with such Hotel that does, or with the passage of time will, pursuant to Environmental Laws, require any material remediation, abatement, removal, clean up, monitoring or other corrective action, pose any material threat to the health and safety of the employees or patrons of the Hotel, and (iii) there are no underground storage tanks at the Real Property.

Any and all uses of the phrase, “to Seller’s knowledge” or other references to Seller’s knowledge in this Agreement, shall mean the actual, present, conscious knowledge of Anthony “Tony” Isaac and

John Cantele (the “Designated Employees”) as to a fact at the time given without any investigation or inquiry, other than inquiry of the general manager of each Individual Property.  Without limiting the foregoing, Buyer acknowledges that, except as otherwise expressly provided herein, the Designated Employees has not performed and are not obligated to perform any investigation or review of any files or other information in the possession of Seller, or to make any inquiry of any persons, or to take any other actions in connection with the representations and warranties of Seller set forth in this Agreement.  Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Designated Employees or of any other individual or entity, shall be imputed to the Designated Employees. Buyer acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Buyer.  Buyer covenants that it will bring no action of any kind against the Designated Employees, any shareholder, partner or member of Seller, as applicable, or related to or arising out of these representations and warranties.

9.                                      Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller as follows (such representations and warranties shall be true as of the Effective Date and as of the Closing Date and are to survive the Closing):

(a)                                 Status.  Buyer is duly organized or formed, validly existing and qualified and empowered to conduct its business, and has full power and authority to enter into and perform the terms of this Agreement and to own and operate is business as currently being conducted.  There are no actions or proceedings pending or threatened to liquidate, reorganize, place in bankruptcy or dissolve Buyer, and Buyer is contemplating no such action.

(b)                                 Enforceability.  This Agreement is duly authorized and executed by Buyer, and this Agreement and all documents required to be executed by Buyer in connection herewith, are and shall be valid, legally binding obligations of Buyer, enforceable in accordance with their terms and, at the time of Closing will not, to Buyer’s knowledge, violate any provision of any agreement or judicial order or violate any provision of Buyer’s organizational or governing documents.

(c)                                  Proceedings.  No action, proceeding or investigation is pending or threatened against Buyer, before any governmental or other authority that would affect its ability to carry out its obligations under this Agreement.

(d)                                 Non-foreign Assets.  Buyer is in compliance with the requirements of the Orders.  Buyer:

(i)                                     is not listed on the Lists;

(ii)                                  has not been determined by competent authority to be subject to the prohibitions contained in the Orders; and

(iii)                               is not directly owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity that has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(e)                                  ERISA.  Buyer represents and warrants to Seller and Hyatt that:

(i)                                     Buyer is not an employee benefit plan within the meaning of Section 3(3) of Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

(ii)                                  Buyer is not a plan within the meaning of Section 4975(e) of the Code;

(iii)                               none of Buyer’s assets constitutes or will constitute assets of any plan as defined in clauses (i) and (ii) above or within the meaning of Section 3(42) of ERISA;

(iv)                              Buyer is not a “governmental plan” within the meaning of Section 3(32) of ERISA and the funds used by Buyer to acquire the Property are not subject to State statutes regulating investments of and fiduciary obligations with respect to governmental plans; and

(v)                                 the transactions contemplated herein are not prohibited by ERISA or the Code or any applicable similar prohibition under State law.

Notwithstanding any provision in this Agreement to the contrary, the representations and warranties set forth in this Section 9(e) are intended to inure to the benefit of both Seller and Hyatt and both parties shall be entitled to rely thereon and enforce the provisions hereof.

10.                               Indemnifications.  Buyer hereby waives and agrees to protect, indemnify, defend and hold the Released Parties free and harmless from and against any and all losses, damages, injuries, accidents, fires or other casualties, liabilities, claims, costs or expenses (including, but not limited to, any and all damage to any portion of the Property and reasonable attorneys’ fees and expenses) of any kind or character to any person or property relating to Buyer’s due diligence activities on the Property and arising from or caused by (a) any use or misuse of the Property or other land by any of the Buyer or its duly authorized attorneys, agents, employees and contractors, or their respective agents, employees or subcontractors (Buyer and such other parties collectively referred to as the “Buyer Parties”); (b) any act or omission of any of the Buyer Parties; (c) any death, bodily injury, property damage, accident, fire, or other casualty to or involving any of the Buyer Parties or their property; (d) any violation or alleged violation by any of the Buyer Parties of any law, ordinance or regulation now or hereafter enacted; (e) any loss or theft whatsoever of any property or anything placed or stored by any of the Buyer Parties on or about the Property; and (f) any breach of any of the Buyer Parties of any provision of this Agreement.  The indemnification provisions of this Section 10 and the covenants, representations and warranties provided in this Agreement shall survive beyond the Closing or earlier termination of this Agreement

11.                               Risk of Loss.  In the event any Hotel is damaged, destroyed, or condemned prior to the Closing Date, and (ii) such damage or destruction would cost more than ten percent (10%) of the Purchase Price allocated to such Hotel pursuant to Section 2(c) to repair or restore or (ii) such condemnation would result in the permanent loss of more than ten percent (10%) of the Purchase Price allocated to such Hotel (each, a “Material Casualty”), then this Agreement shall remain in full force and effect, and Buyer shall acquire the Property upon the terms and conditions set forth herein, but shall have the option to exclude such Hotel from the transaction described in this Agreement and the Purchase Price shall be reduced accordingly pursuant to the allocated value set forth herein.  In the event of a Material Casualty that Buyer does not so opt to exclude the affected Hotel, Buyer shall receive a credit against the Purchase Price equal to the lesser of the cost of repairs or restoration required to be completed after the Closing or the deductible amounts under Seller’s insurance policies and/or condemnation award (except the portion applied to repairs and except to the extent reimbursable by Lease tenants), and Seller shall assign to Buyer all of Seller’s right, title and interest in and to all proceeds of insurance on account of such damage or destruction or of such condemnation award on account of such condemnation.

12.                               Seller’s Covenants.  Seller hereby covenants and agrees as follows prior to Closing:

(a)                                 Operating in Ordinary Course.  Between the Effective Date and the Closing Date, Seller will (i) operate the Hotels in a manner consistent with prior practice; (ii) maintain the books of account and records in a manner consistent with prior practice; (iii) use all commercially reasonable efforts to preserve intact the business being conducted at the Hotels; (iv) maintain the quality and condition of the

Real Property and Personal Property in the same or better quality and condition as they are as of the Effective Date; (v)  keep available the services of the Hotel and preserve their relationships with suppliers and others having business dealings with them; (vi) perform all obligations of Seller under all Leases, Contracts, and Hotel Management Agreements; (vii) maintain the inventories of FF&E, Supplies, F&B and Retail Merchandise at levels maintained in the ordinary course of business at each of the Hotels; (viii) use commercially reasonable efforts to maintain staffing at each Hotel at levels maintained in the ordinary course of business at each such Hotel; (ix) perform maintenance and repairs for the Property and Personal Property in the ordinary course of business, so that the Property shall, except for ordinary wear and tear, be in substantially the same condition on the Closing Date as on the Contract Date; and (x) maintain insurance coverages consistent with Seller’s policies in existence as of the Effective Date.  Seller will continue to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Hotels, in a manner consistent with prior practice.

(b)                                 Representations and Warranties.  Each Party will refrain from taking any action which knowingly violates or could reasonably be expected to violate any representation or warranty contained in this Agreement.

(c)                                  No Substantial Changes.  From and after the Effective Date to the Closing Date, the Seller will not, without the prior written consent of Buyer, (i) except for the PIP described in Section 13(e), make, cause to be made, or permit to be made any material physical change to the Hotels; (ii) sell or otherwise dispose of any of the Property (except inventory in the ordinary course of Business); or (iii) sell, assign or enter into any agreement to sell or assign any Individual Property, any interest therein or any portion thereof, except for Leases and the provision of rooms or other facilities at each Hotel in the ordinary course of business.

(d)                                 New Leases and Contracts.  Seller shall not enter into any new lease or new contract, or any material amendment of any existing Lease or Material Contract, or grant any approval, consent (including, without limitation, any consent to assign or sublease) or waiver under any Lease or Material Contract, to the extent such action would bind Buyer after the Closing, without obtaining Buyer’s prior consent thereto, which may be granted or withheld in Buyer’s sole discretion.  If Buyer does not disapprove Seller’s request within five (5) business days following receipt of such written request, such lease, contract, amendment, approval, consent or waiver shall be unconditionally and irrevocably deemed to have been approved by Buyer.

(e)                                  Other Estoppels.  Seller shall use commercially reasonable efforts to obtain the following described estoppel certificates in form and substance reasonably satisfactory to Buyer with respect to the Individual Properties identified below prior to Closing; provided, however, that the following estoppels shall be deemed satisfactory to Buyer:  (i) the estoppel prescribed by the underlying instrument, if any, (ii) the form of estoppel agreed to by Buyer and Seller on or prior to the Effective Date, and (iii) any estoppel containing the information identified below in sub-sections (i) through (viii) below (each, an “Estoppel Certificate” and one or more, “Estoppel Certificates”).  The failure to obtain any such Estoppel Certificate shall not be a Condition Precedent or a default by Seller hereunder, provided, however, that with respect to any Estoppel Certificate that Seller is unable to obtain and deliver to Buyer at Closing, Seller shall be deemed to have represented and warranted that (w) Seller has not received any written notice of any defaults under the applicable instrument and Seller does not have knowledge of any such defaults, and (x) Seller has made all payments due and payable by Seller for which Seller has received a written invoice and Seller does not have knowledge of any other amounts due and payable by Seller pursuant to such instrument.  Any failure of Seller to pay any amounts due under an underlying instrument as disclosed under an Estoppel Certificate and any breach of any deemed representation which relates to a payment shall be considered to be the subject of the prorations provisions of this Agreement, and such prorations (y) shall be subject to adjustment in the manner provided in Section 7(f) of this

Agreement and (z) notwithstanding the survival provision in Section 7(f)(xvi) of this Agreement, shall survive the Closing, for a period of twelve (12) months after the Closing Date.

(i)                                     Hyatt Place Fremont/Silicon Valley — Estoppel Certificates respecting each of the following declarations (as any of them may have been amended) encumbering this Property:  (a) Declaration of Covenants, Conditions and Restrictions of the Bayside Technology Park dated 1/18/84 (Doc. No. 1984-015148), (b) Adjoining Landowner’s Agreement (Drainage) dated April 15, 1983 (Doc. No. 1983-068613), and (c) Adjoining Landowner’s Agreement (Landscaping) dated April 15, 1983 (Doc. No. 1983-068612), to the effect that Seller has fully paid all amounts due pursuant to the declarations, that there are no Seller defaults thereunder, and that a hotel on this Property is a permitted use thereunder;

(ii)                                  Hyatt San Jose/Silicon Valley — Estoppel Certificates respecting the (a) Shared Parking Agreement dated 5/22/08 (Doc. No. 19863744), as amended, (b) Declaration of Master Covenants, Conditions, Restrictions and Reciprocal Easements dated 10/31/07 (Doc. No. 19634748), as amended, and (c) Declaration of Covenants, Conditions, Restrictions and Reciprocal Easements dated 1/15/09 (Doc. No. 20103827), as amended (the “Parcel Declaration”), as each has been amended, each of which encumbers this Property to the effect that Seller has fully paid all amounts due pursuant to each of the foregoing instruments, that there are no Seller defaults thereunder and, with respect to the Parcel Declaration, that the “Conversion Option,” as described in the Parcel Declaration has been exercised;

(iii)                               Hyatt House San Diego/Sorrento Mesa - An Estoppel Certificate respecting the Declaration of Covenants, Conditions and Restrictions for Units 2, 3, 4 and 6 of Pacific Corporate Center dated 9/24/86 (Doc. No. 86-482692) which establishes an association and which encumbers this Property to the effect that Seller has fully paid all amounts due pursuant to the declaration, that there are no Seller defaults thereunder, that there are no outstanding special assessments, and that all improvements have been constructed in accordance therewith;

(iv)                              Hyatt House Emeryville/San Francisco Bay Area - An Estoppel Certificate respecting the Declaration of Easements and Restrictions dated 2/25/88 (Doc. No. 88-051904) which encumbers this Property to the effect that Seller has fully paid all amounts due pursuant to the declaration, that there are no Seller defaults thereunder and that there are no outstanding special assessments;

(v)                                 Hyatt Market Street, The Woodlands — (a) An Estoppel Certificate respecting the Declaration of Covenants and Restrictions for the Woodlands Town Center Owner’s Association dated 4/12/95 (Doc. No. 9519690) encumbering this Property to the effect that Seller has fully paid all amounts due pursuant to the Declaration, that there are no Seller defaults thereunder and that there are no outstanding special assessments, (b) an Estoppel Certificate respecting the Condominium Declaration for Market Street at the Woodlands Condominiums dated 3/20/08 (Doc. No. 2008-027199), as amended, encumbering this Property to the effect that Seller has fully paid all amounts due pursuant to the Condominium Declaration, that there are no Seller defaults thereunder and that all improvements required to be constructed by the Hotel Owner thereunder have been constructed, (c) an Estoppel Certificate respecting the Reciprocal Access and Restrictive Covenant Agreement dated 3/20/2008 (Doc. No. 2008-027200) encumbering this Property to the effect that Seller has fully paid all amounts due pursuant to this instrument and that there are no Seller defaults thereunder, and (d) an amendment to the Market Street Condominium Declaration or an enforceable clarification of that Declaration to specify that the “Upscale” standard for a hotel is a minimum requirement and not an absolute requirement (if Seller is unable to deliver the Estoppel Certificate respecting the amendment referenced in this

Section 12(e)(v)(d), notwithstanding anything in this Section 12(e) to the contrary, Seller will not be deemed to have made any additional representations and warranties);

(vi)                              Hyatt House Santa Clara - Estoppel Certificates respecting the Declaration of Covenants, Conditions and Restrictions and Reservation of Easements dated 8/19/02 (Doc. No. 16432791) and the Reciprocal Easement and Maintenance Agreement dated 9/26/03 (Doc. No. 17410501), each encumbering this Property to the effect that Seller has fully paid all amounts due pursuant to the declaration and the easement, that there are no Seller defaults under either and that there are no outstanding special assessments under either;

(vii)                           Hyatt Place Madison/Downtown — (a) An Estoppel Certificate respecting the declaration for the Declaration of Condominium of Unit 2 Main Street Parking Condominium dated 11/15/06 (Doc. No. 4262684), and the Declaration of Condominium of Unit 3 Main Street Parking Condominium dated 12/8/08 (Doc. No. 4490210), each of which encumbers this Property, to the effect that Seller has fully paid all amounts due pursuant to that declaration, that there are no Seller defaults thereunder and that there are no outstanding special assessments thereunder, and (b) an Estoppel Certificate respecting the Declaration of Easements dated 10/28/05 (Provides for a Washington Row Easement) (Doc. No. 4129630), as amended, encumbering this Property to the effect that Seller has fully paid all amounts due pursuant to this instrument and that there are no Seller defaults thereunder; and

(viii)                        Hyatt House San Ramon - An Estoppel Certificate respecting the Grant of Easement dated 2/27/87 (Doc. No. 87-79072) encumbering this Property to the effect that there are no Seller defaults thereunder.

13.                               Additional Covenants.

(a)                                 Liquor Licenses.  Seller and Buyer will or will cause their affiliates to use commercially reasonable efforts, which efforts will commence upon execution of this Agreement, at the sole cost of Buyer, to obtain all governmental approvals to transfer any liquor license used in connection with the operation of any of the Hotels to Buyer as soon as reasonably possible.  Seller and Buyer will cooperate, and will cause their affiliates to cooperate, with Buyer, to the extent not prohibited by applicable laws, rules and regulations, in endeavoring to allow Buyer or its designees to use the existing liquor licenses for the Property to operate the Hotels presently serving liquor until Buyer obtains the transfer of the existing liquor licenses or new liquor licenses; provided that, Buyer will indemnify and hold harmless the Seller against any liability which may arise by reason of Buyer’s service of alcoholic beverages or use of the existing liquor licenses for the Property while the same are held by Seller from and after Closing. To the extent not prohibited by applicable law, rules and regulations, Seller will execute all documents necessary to effectuate the transfer of such existing liquor licenses and will enter into one or more agreements with Buyer or its designees, which will permit Buyer or its designees to have use of each such existing liquor license from the Closing Date until the earlier of (a) Buyer’s receipt of a replacement liquor license (which Buyer agrees to make diligent efforts to procure), or (b) six months after the Closing Date, except that this six month period will be extended for an additional reasonable period of time (not to exceed one year) to the extent Buyer is continuing to use commercially reasonable efforts to obtain a replacement liquor license, but due to circumstances beyond the control of Buyer, such license cannot be obtained within the six month period.  The provisions of this Section 13(a) shall survive the Closing for the Limitation Period; provided, however, that this Section 13(a) shall become void and shall have no further force or effect with regard to any Hotel for which New Manager is no longer the manager of the applicable Hotel pursuant to the New Management Agreement during such Limitation Period.

(b)                                 Employees.  Buyer shall employ or cause the New Manager (as defined below) to employ such Employees (as defined below) as Buyer deems necessary, and consistent with the terms of the New Hotel Management Agreements, such that Seller shall not be in violation of any labor or governmental requirements, regulations or laws, including any violations or alleged violations under the WARN Act or any State WARN Act or any other similar local governmental regulations (the “Labor Violations”).  Buyer shall have no obligation or liability with respect to the employment of any Employees to the extent arising or accruing prior to the Closing, including the payment of any Compensation (as defined below) due to such Employees.

“Compensation” means, with respect to any Employee, all salary and wages which such Employee is entitled to receive at the time in question, together with all employment taxes with respect thereto, including, without limitation, any withholding and employer contributions required under applicable law, but expressly excluding all other compensation accrued or payable to such Employee, including, without limitation, any (i) bonus or incentive compensation; (ii) accrued paid time off, sick days and personal days, whether or not vested; (iii) workers’ compensation claims based on any real or alleged occurrence; (iv) for retirement benefits and employer contributions to pension plans; and (v) health, welfare and other benefits provided to such Employee under any Seller Employee Plans (as defined below), and employer contributions to, and amounts paid or accrued under, any Seller Employee Plans for the benefit of such Employee, provided, however, that Buyer’s or New Manager’s liability shall only apply to the extent any of such items accrues from and after Closing.

“Employees” means, at the time in question, all persons employed full-time or part-time at the Hotels and employed by the Hyatt or any of their Affiliates.

“Seller Employee Plans” means all plans and programs maintained by or on behalf of Employer for the health, welfare or benefit of any Employees and/or their respective spouses, dependents or other qualified beneficiaries.

“Post-Closing Employee Obligations” means all obligations and liabilities, actual or contingent, with respect to Buyer Employees arising from the employment relationship with Buyer, any Affiliate of Buyer or New Manager to employ such Buyer Employees and accruing from and after the Closing, including any and all obligations or liabilities:  (i) for Compensation; (ii) for claims or penalties under applicable laws governing employer/employee relations (including the National Labor Relations Act and other labor relations laws, wages, hours and employment standards laws, fair employment practices and anti-discrimination laws, the Employee Retirement Income Security Act, the Multi-Employer Pension Plan Amendments Act, and the Consolidated Omnibus Budget Reconciliation Act of 1985); and (iii) for any other obligations and liabilities allocated to Buyer pursuant to this Agreement.

“Pre-Closing Employee Obligations” means all obligations and liabilities, actual or contingent, with respect to Employees arising from their employment relationship with Manager accruing prior to the Closing, including any and all obligations or liabilities for Compensation and any other obligations and liabilities allocated to Seller pursuant to this Agreement.

“Buyer Employees” means the employees employed by Buyer, any Affiliate of Buyer or New Manager with respect to the Hotels from and after the Closing.

“Seller Employees” means the employees employed by Seller, any Affiliate of Seller or Manager with respect to the Hotels prior to the Closing.

(i)                                     Seller shall indemnify, defend and hold harmless Buyer against (A) any and all labor or employment claims, liabilities or obligations with respect to Seller Employees (including, without limitation, attorneys’ fees and costs) which accrued on or before, or arise out of events occurring on or before, the Closing Date (except as a result of Buyer’s failure to comply with its obligations under this subsection (b) with respect to Labor Violations or to the extent that Buyer received a credit for such item at Closing); (B) any violation (or alleged violation) by Seller of any law governing employment matters with respect to Employees which accrued before, or arises out of events occurring on or before, the Closing Date (except as a result of Buyer’s failure to comply with its obligations under this subsection (b) with respect to Labor Violations or to the extent that Buyer received a credit for such item at Closing); and (C) any claims asserted by Manager based upon any Pre-Closing Employee Obligations.  Seller acknowledges and agrees that (I) it is the intent of the parties that, from and after Closing, Buyer shall have no liability to any Employee for any accrued benefits accruing prior to Closing, including, but not limited to, accrued vacation, sick pay or other accrued benefits of any kind or nature whatsoever (unless, and to the extent that, Buyer received a credit from Seller for such item at Closing), and (II) the indemnification of Seller set forth in this paragraph is intended to, and does, indemnify Buyer against any Claims of Employees that may be brought against Buyer claiming entitlement to any such accrued benefits.

(ii)                                  Buyer shall indemnify, defend and hold harmless Seller against any and all labor or employment claims, liabilities or obligations with respect to Buyer Employees (including, without limitation, attorneys’ fees and costs) which arise or accrue (A) after, or arise out of events occurring after, the Closing Date; (B) as a result of Buyer’s failure to comply with its obligations under this subsection (b) with respect to Labor Violations; (C) any claims asserted by any Buyer Employees, New Manager, or any person or entity based upon any Post-Closing Employee Obligations; and (D) any claims asserted by any Buyer Employees for any accrued benefits for which Buyer received a credit from Seller at Closing, but only to the extent of that Buyer receives a credit for such item.

This Section 13(b) shall survive the Closing.

(c)                                  Bookings.  Buyer shall honor all Bookings made in the ordinary course of business prior to the Closing Date for any period on or after the Closing Date, including, without limitation, any Bookings by any Person in redemption of any benefits accrued under the Hyatt Gold Passport program; provided, however, that Seller shall reimburse Buyer for any room nights used by any Person in redemption of benefits under the Hyatt Gold Passport program on or after the Closing Date in accordance with the terms for such reimbursement as provided in the Hyatt Gold Passport program upon submission of the redemption certificate or coupon and the guest folio to Seller. This Section 13(c) shall survive the Closing.

(d)                                 Privacy Laws.  To the extent Buyer reviews, is given access to or otherwise obtains any Hotel Guest Information as part of the purchase of the Property and the Business, Buyer shall at all times comply in all material respects with all Applicable Law concerning (i) the privacy and use of such Hotel Guest Information and the sharing of such information and data with third parties (including, without limitation, any restrictions with respect to Buyer’s or any third party’s ability to use, transfer, store, sell, or share such information and data), and (ii) the establishment of adequate security measures to protect such Hotel Guest Information. This Section 13(d) shall survive the Closing.

(e)                                  Hyatt House Emeryville PIP.  With regard to the Hyatt House Emeryville Hotel located in Emeryville, California, Seller is currently completing certain improvements and repairs be made to such Hotels as more particularly set forth in the Renovation Property Improvement Plan last updated on December 19, 2013 (“PIP”), a copy of which is attached as Exhibit L, which PIP is anticipated to be substantially complete on or prior to the Closing Date.  Five (5) Business Days prior to the Closing Date, Seller and Buyer shall complete a walkthrough of that Hotel and confirm which, if any, PIP punch list items remain to be completed.  A portion of the Purchase Price equal to 110% of the cost to complete such punch list items (such amount is hereinafter referred to as the “PIP Holdback”) shall be held back and remain in escrow with the Title Company.  The entire PIP Holdback shall be released by the title company to the New Manager upon written request made by the Buyer specifying that the PIP punch list items are complete and requesting that such PIP Holdback be released to the New Manager.  In the event that the PIP punch list items have not been fully completed by a date which is one hundred twenty (120) days following the Closing Date, Buyer shall have the right, by written request to the Title Company specifying that such items have not been completed by such date, to draw upon the PIP Holdback and to use the PIP Holdback amount to complete the PIP punch list items.

(f)                                   Miscellaneous Covenants.  Between the date hereof and the Closing Date, Seller shall also:

(i)                                     render such reasonable additional assistance in effectuating the transition as Buyer may reasonably request, at Buyer’s sole cost and expense;

(ii)                                  reasonably assist Buyer in applying for and securing any licenses, including, but not limited to permits, certificates of occupancy or other authorizations which Buyer may require or reasonably deem desirable in connection with its acquisition of the Property, at Buyer’s sole cost and expense;

(iii)                               promptly notify Buyer of any action, suit or other proceedings pending or filed or, to the knowledge of Seller, threatened against Seller in writing or affecting the Property before any court or governmental authority;

(iv)                              at Seller’s sole cost and expense, cause the existing Management Agreement to be terminated as of the Closing Date;

(v)                                 cooperating with Buyer to secure any required bulk sales, sales and use tax or other similar clearance required by applicable law; and

(vi)                              reasonably assist Buyer and reasonably cooperate with Buyer in all reasonable respects so as to cause the transfer in an orderly manner to Buyer, simultaneously with Closing or as soon thereafter as possible, the following: (i) control of the condominium association and the Board of Directors of the condominium association of which the Hyatt Market Street, The Woodlands is a part, (ii) control of the condominium association and the Board of Directors of the condominium association for the Unit 3 Main Street Parking Condominium of which the Hyatt Place Madison/ Downtown is a part, (iii) control of the seat controlled by Seller on the Board of Directors of the condominium association for the Unit 2 Main Street Parking Condominium of which the Hyatt Place Madison/ Downtown is a part, and (iv) control of the seat controlled by Seller on the Board of Directors of the condominium association for the Main Street Parking Condominium of which the Hyatt Place Madison/ Downtown is a part.  The provisions of this sub-Section (f)(vi) shall survive Closing or other termination of this Agreement for the Limitation Period; provided, however, that after Closing it shall be at Buyer’s sole cost and expense.

14.                               Miscellaneous.

(a)                                 Notices.  Except as otherwise specifically provided in this Agreement, any notice, consent, request or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one business day after being deposited with Federal Express or another reliable overnight courier service, (iii) transmission by facsimile telecopy during regular business hours at the receiver’s location, with facsimile transmittal confirmation and with a confirming copy sent the same business day by United States mail or deposited with Federal Express or another reliable overnight courier service, or (iv) three (3) business days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required and addressed as follows:

If to Seller:	c/o Global Hyatt Corporation, a Delaware corporation
71 South Wacker Drive
Chicago, Illinois 60606
Attn: General Counsel
Facsimile No.: (312) 780-5282

And a copy to:	DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, California 94105
	Attention:	Hilary Gevondyan, Esq.
	Telephone:	415-836-2565
	Facsimile:	415-659-7465

If to Buyer:	RLJ Lodging Acquisitions, LLC
c/o RLJ Lodging Trust
3 Bethesda Metro Center
Suite 1000
Bethesda, MD 20814
	Attention:	Thomas J. Baltimore, Jr.
	Telephone:	301-280-7736
	Facsimile:	301-280-7787

With a copy to:	Arent Fox, LLP
1717 K Street, NW
Washington, DC 20036
	Attention:	Gerard Leval, Esq.
	Telephone:	202-857-6198
	Facsimile:	202-857-6395

or such other address as either party may from time to time specify in writing to the other.

(b)                                 Brokers/Intermediaries.  Buyer and Seller each represents and warrants to the other that no broker or agent is entitled to the payment of a commission for services rendered in connection with the transactions contemplated herein.  Each of the parties hereto agrees to indemnify and hold the other harmless from claims made by any broker, attorney or finder claiming through such party for a commission, fee or compensation in connection with this Agreement or the sale of the Property hereunder.  The provisions of this Section shall survive Closing or other termination of this Agreement.

(c)                                  Intentionally Deleted.

(d)                                 Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns.  Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, except that upon written notice to Seller, Buyer may assign its rights and delegate its duties under this Agreement to one or more entities that:  (i) is controlled by or under common control with Buyer; and (ii) delivers, on or before the date that is five (5) business days before the Closing Date, to

Seller a duly executed assignment and assumption, in form and substance reasonably satisfactory to Seller, of all of the duties and obligations of Buyer by the proposed assignee (including an express statement of the assumption of the representations and warranties in Section 9); provided that such assignment document shall include a provision that Buyer shall remain liable to Seller for the performance of the obligations of “Buyer” hereunder and such assignment shall not relieve Buyer from its obligations hereunder; and provided further that the assignment shall not delay Closing, Seller will communicate only with Buyer and its counsel and no assignee of Buyer, and Seller incurs no additional expense and no liability as a result thereof.  Seller may not assign or otherwise transfer its interest under this Agreement.  Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Buyer and their respective successors and assigns.

(e)                                  Amendments.  Except as otherwise provided herein, this Agreement may be amended or modified only by an instrument executed by the party to be bound.

(f)                                   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(g)                                  Integration of Prior Agreements.  This Agreement, the Access Agreement, that certain Confidentiality Agreement executed by RLJ LODGING ACQUISITIONS, LLC, a Delaware limited liability company (the “Confidentiality Agreement”), an Affiliate of Buyer on April 10, 2012, for the benefit of SELECT HOTELS GROUP, LLC, Delaware limited liability company, an Affiliate of Seller, and all exhibits and schedules hereto and thereto constitute the entire agreement between the parties and supersede all prior negotiations, correspondence, agreements and understandings between the parties relating to the subject matter hereof.

(h)                                 Updates of Schedules.  Notwithstanding anything to the contrary in this Agreement, Seller shall have the right to amend, modify and supplement any schedule to this Agreement without Buyer’s consent (other than Schedule I) at any time prior to the Closing Date to the extent that (i) such schedule needs to be amended or supplemented to maintain the truth or accuracy of the applicable representation or warranty or the information disclosed therein, and (ii) Seller did not have knowledge (as that phrase is qualified in Section 8 above) as of the time the original schedule was delivered to Buyer that the matter being disclosed in such amendment or supplement by providing a written copy of such amendment or supplement to Buyer.  If Seller makes any amendment or supplement to the schedules (a “Post-Due Diligence Disclosure”), then (A) such Post-Due Diligence Disclosure shall constitute a failure of a condition to Buyer’s obligation to proceed with Closing hereunder if, and only if, the corresponding representation or warranty or other information would be untrue or incorrect in any material respect in the absence of such Post-Due Diligence Disclosure which is amended or supplement by such Post-Due Diligence Disclosure, and (B) if Buyer proceeds to Closing notwithstanding such Post-Due Diligence Disclosure, the corresponding representation, warranty or other information shall be deemed qualified by such Post-Due Diligence Disclosure for the purposes of limiting the defense and indemnification obligations of Seller under this Agreement.

(i)                                     Enforcement.  In the event a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute (as the court shall determine) shall pay any and all reasonable costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, arbitration and court costs and attorneys’ and experts’ fees.  Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

(j)                                    Buyer Audit Rights.  To the extent not otherwise delivered to Buyer in accordance with this Agreement, Seller shall make commercially reasonable efforts to (i) retain all existing books and records relating to the shorter of (a) the three (3) year period prior to Closing or (b) the period prior to Closing that Seller had title to the applicable Hotel (the “Past Audit Period”), with respect to each Hotel, its ownership or its operations for no less than eighteen (18) months after the Closing and (ii) make the same available to Buyer for such eighteen (18) month period after the Closing for inspection, copying, audit, and filing (including, without limitation, any publication required pursuant to such filing provided that Auditor’s (as defined below) consent is also obtained) by Buyer or the Auditor to the extent required by the SEC, NYSE, or pursuant to other applicable federal or state securities laws, rules or regulations in connection with any filings Buyer or its Affiliates are required to make with the SEC, NYSE, or pursuant to other applicable federal or state securities laws, rules or regulations (other than materials subject to the attorney-client privilege), provided that such activities do not unreasonably interfere with the conduct of the business of Seller or its Affiliates, and (iii) cooperate in all reasonable respects with the efforts of Buyer and its Affiliates to prepare audited financial statements, including footnotes to such audited financial statements, for the Past Audit Period; provided, however, that Buyer shall reimburse Seller, promptly upon Seller’s request, for any actual costs incurred by Seller or its Affiliates in making such books and records available to Buyer.  Seller shall provide a management representations letter in a form required by Buyer’s accountants, which shall be Deloitte or another nationally recognized accounting firm (the “Auditor”), in connection with any audit.  The terms of this Section 14(j) shall survive the Closing.

(k)                                 Public Announcements.  Except as otherwise expressly provided herein, neither Seller nor Buyer shall make any public statement or issue any press release prior to the Closing with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party.  Buyer is a wholly-owned subsidiary of a publicly-traded company and may advise its owners, employees and agents that federal and state securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.  Buyer shall have the right to disclose the fact that it is contemplating the purchase of the Property and such other details of the transaction to the extent Buyer reasonably deems necessary to comply with applicable federal or state securities laws, rules or regulations.  Furthermore upon full execution of this Agreement, Buyer will be have the right through appropriate filings with the SEC and/or NYSE to disclose the existence of this Agreement and the transaction contemplated hereby, including by attaching a copy of this Agreement to a Form 8(k) filing.

(l)                                     Confidentiality.  Except as required by law and subject to Section 14(k) above, Buyer shall not disclose the negotiations for or the existence of this Agreement or any proprietary or confidential information or the contents of any materials furnished by Seller (including any material related to Seller’s internal affairs or composition) or the terms of this Agreement (collectively, the “Confidential Information”), except to its partners, attorneys, accountants, consultants, agents, and prospective lenders as necessary in connection with the consummation of this transaction, and then only if similar confidential treatment is required on the part of such parties.  Notwithstanding the foregoing, a Party shall have the right to make a public announcement regarding the transaction described in this Agreement; provided, however, that Seller and Buyer shall approve the form and substance of any such public announcement, which approval shall not be unreasonably withheld, conditioned or delayed.  In the event Buyer is requested or required in connection with any legal proceeding (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demands or other similar process) to disclose any of the Confidential Information, Buyer agrees to deliver Seller prompt notice of such request or requirement and shall cooperate with Seller and Seller’s counsel in connection with any appeal or challenge to disclosure.  Buyer acknowledges that Seller might be irreparably harmed by a breach of this Agreement by Buyer, and that it would be difficult to estimate the damages resulting therefrom.  Consequently, Seller shall be entitled to injunctive or other equitable relief, as well as monetary damages against Buyer, by reason of any breach of this Agreement by Buyer or by any person to whom Buyer has disclosed the Confidential Information.  Such remedy shall not be deemed to be the exclusive remedy of Seller for any breach of this Agreement but shall be in addition to all other remedies available at law or equity to Seller. If this Agreement is terminated, Buyer shall return to Seller all documents delivered by Seller to Buyer in connection with this Agreement in accordance with Section 4(g).  The provisions of this Section 14(l) shall survive the termination of this Agreement and the Closing, as applicable.

(m)                             Time of the Essence; Dates.  Time is of the essence in this Agreement.  If any of the dates specified in this Agreement shall fall on a Saturday, a Sunday, or a holiday, such date shall be deemed to have expired at 5:00 p.m. (Pacific Time) on the next business day, notwithstanding anything to the contrary herein.

(n)                                 Severability.  If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

(o)                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

(p)                                 1031 Exchange.  Either party may structure the disposition or acquisition of the Property, as the case may be, as a like-kind exchange under Section 1031 of the Code at the exchanging party’s sole cost and expense.  The other party shall reasonably cooperate therein, provided that such other party shall incur no material costs, delay, expenses or liabilities in connection with the exchanging party’s exchange.  If either party uses a qualified intermediary to effectuate an exchange, any assignment of the rights or obligations of such party hereunder shall not relieve, release or absolve such party of its obligations to the other party.  The exchanging party shall indemnify, defend and hold harmless the other party from all liability in connection with the indemnifying party’s exchange, and the indemnified party shall not be required to take title to or contract for the purchase of any other property.  The provisions of this Section 14(p) shall survive the Closing.

(q)                                 Survival and Limitations.

(i)                                     The parties agree that Seller’s representations and warranties contained in this Agreement and in any document executed by Seller pursuant to this Agreement shall expire and shall be of no further force or effect as of twelve (12) months following the Closing Date (the “Limitation Period”).  If Buyer, within the Limitation Period, gives notice to Seller of any breach of such representations or warranties or any Post-Closing Default (the “Notice”), and if Seller fails to cure such breach or Post-Closing Default, as the case may be, within sixty (60) days following the giving of such Notice (or, if such breach or Post-Closing Default cannot reasonably be cured within sixty (60) days, Seller shall be provided with an additional reasonable time period to cure such breach, so long as such cure has been commenced within such sixty (60) days and has been diligently pursued), then Buyer’s sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, prior to the expiration of the Overall Limitation Period (defined below).  The Limitation Period shall apply to known as well as unknown breaches of such representations or warranties; provided that, consent to the Closing by Buyer or Seller shall be deemed to constitute a waiver of any breach of which Buyer had actual knowledge as of the Closing Date.  Buyer shall not have the right to bring a cause of action for a breach of a representation or warranty unless the claim against Buyer on account of such breach (individually or when combined with claims from other breaches) equals or exceeds $250,000.00 and Buyer agrees that the post-Closing maximum liability of Seller for the alleged breach of any or all representations or warranties set forth in this Agreement and/or any Post-Closing Default is limited to $10,470,000.00 as more particularly set forth in Section 14(q)(ii) immediately below.

The term “Post-Closing Defaults” means all (i) post-Closing defaults by Seller under this Agreement and the agreements and instruments to be delivered by Seller at Closing including, without limitation, the Deed, and (ii) all pre-Closing Seller defaults not waived pursuant to this Agreement and not known to Buyer as of Closing.  In the event of one or more Post-Closing Defaults, Buyer’s sole and exclusive remedy shall be to seek actual damages in an amount (including attorneys’ fees and costs) not to exceed the limits set forth in this Section 14(q).  The provisions of this Section 14(q) shall survive any termination of this Agreement.

(ii)                                  The aggregate liability of Seller to Buyer and all those claiming by or through Buyer for claims, demands, damages, expenses (including attorneys’ fees), suits, awards, judgments and liabilities asserted, awarded or otherwise recovered against Seller in connection with this Agreement, any document executed by Seller in connection with this Agreement and/or the Property, including claims for breaches of Seller’s representations or warranties and any and all Post-Closing Defaults, shall not exceed $10,470,000.00.

(iii)                               Except as otherwise expressly provided herein, any right of Buyer to bring a claim, suit or demand for arbitration under this Agreement or any document executed by Seller pursuant to this Agreement shall expire and shall be of no further force or effect as of the Limitation Period.  Notwithstanding the foregoing, if Buyer delivers the Notice within the Limitation Period Buyer may bring a claim, suit or demand for arbitration under this Agreement within twelve (12) months from the Closing Date (the “Overall Limitation Period”) with respect to the breach identified in the Notice.  Buyer’s right to bring such claim, suit or demand shall be subject to any applicable notice and cure rights described in Section 14(q)(i) above; provided that, if such cure rights and cure period extend beyond the date that is twelve (12) months after the Closing Date, then the Overall Limitation Period shall be extended to the date that is ten (10) days after Seller’s cure period has expired.  The Overall Limitation Period referred to herein shall apply to known as well as unknown breaches of this Agreement or any such document or other bases for claims that may be brought under this Agreement or any such document.

(iv)                              The provisions of this Section 14(q) shall survive the Closing.

(r)                                    Exculpation.  Buyer agrees that, except for liabilities of Hyatt Equities L.L.C. arising pursuant to the Joinder executed by it and attached to this Agreement, it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, including, without limitation, Hyatt Equities L.L.C. and any other Hyatt Entity, or any officer, director, employee, trustee, shareholder, partner, or principal of any such parent, subsidiary or other affiliate (collectively, “Seller’s Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby (including, without limitation, under any documents executed pursuant hereto).  Subject to the limitations set forth in Section 14(q), except for liabilities arising pursuant to the Joinder to this Agreement or any claims against any New Manager, Buyer agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement, the transactions contemplated hereby or the documents executed pursuant hereto, or for the performance of any of the covenants, warranties or other agreements contained herein or therein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s Affiliates with respect to any matters arising out of or in connection with this Agreement, the transactions contemplated hereby or the documents executed pursuant hereto.  Without limiting the generality of the foregoing provisions of this Section 14(r), except for liabilities arising pursuant to the Joinder to this Agreement or any claims against any New Manager, Buyer hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller’s Affiliates, and hereby unconditionally and irrevocably releases and discharges Seller’s Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Buyer against Seller’s Affiliates, in connection with or arising out of this Agreement, the transactions contemplated hereby or the documents executed pursuant hereto.  The provisions of this Section 14(r) shall survive the termination of this Agreement and the Closing.

[Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLERS:	Cypress Titleholder, LLC, a Delaware limited liability company

	By:	/s/ Steve Sokal
	Name:	Steve Sokal
	Title:	Vice President

Emeryville LLC, a Delaware limited liability company

	By:	/s/ Steve Sokal
	Name:	Steve Sokal
	Title:	Vice President

HT Santa Clara, LLC, a Delaware limited liability company

	By:	/s/ Steve Sokal
	Name:	Steve Sokal
	Title:	Vice President

BRE/Amerisuites Properties L.L.C., a Delaware limited liability company

	By:	/s/ Steve Sokal
	Name:	Steve Sokal
	Title:	Vice President

Hyatt Equities, L.L.C., a Delaware limited liability company

	By:	/s/ Steve Sokal
	Name:	Steve Sokal
	Title:	Vice President

[Signatures continue on following page]

Signature Page to Purchase and Sale Agreement

BUYER:	RLJ Lodging Acquisitions, LLC, a Delaware limited liability company

	By:	/s/ Thomas J. Baltimore, Jr.
	Name:	Thomas J. Baltimore, Jr.
	Title:	President

[Signatures continue on following page]

Signature Page to Purchase and Sale Agreement

JOINDER

The undersigned hereby joins in this Agreement for the purposes of guarantying (a) the obligations of Cypress Titleholder, LLC, Emeryville LLC, and HT Santa Clara, LLC hereunder, but only to the extent that (i) the Closing occurs, and (ii) Seller expressly has liability to the Buyer after Closing and (b) that BRE/Amerisuites Properties L.L.C. will maintain an adequate net worth to satisfy its obligations pursuant to this Agreement.  From and after the Closing, the obligations of the undersigned and Seller under this Agreement shall be joint and several to the extent of the obligations guarantied.

In witness whereof, the undersigned has executed this Joinder as of February 5, 2014.

HYATT EQUITIES L.L.C.

By:	/s/ Steve Sokal
Name:	Steve Sokal
Title:	Vice President

[End of signatures]

Signature Page to Purchase and Sale Agreement

LIST OF SCHEDULES AND EXHIBITS*

Schedule I	Hotels, Sellers, and Counties

Schedule I(i)	Excluded Contracts

Schedule I(ii)	Hyatt Proprietary Marks

Schedule II(c)	Purchase Price Allocation

Exhibit A	Description of Real Property

Exhibit B-1 to B-4	Forms of Deeds

Exhibit B-5	Form of Woodland Assignment of Rights

Exhibit C	Form of Assignment of Intangible Property

Exhibit D	Form of Assignment and Assumption of Leases

Exhibit E	Schedule of Leases

Exhibit F	Bill of Sale

Exhibit G	Schedule of Material Contracts

Exhibit H	Intentionally Omitted

Exhibit I	Form of Notice to Tenants

Exhibit J	Form of Certificate of Transferor Other Than an Individual (FIRPTA Affidavit)

Exhibit K	Form of Owner’s Declaration

Exhibit L	Hyatt House Emeryville PIP

Exhibit M	Escrow Instructions

Exhibit N	Title Endorsements

*                                         The Company will furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SCHEDULE I

HOTELS, SELLERS, AND COUNTIES

Hotel	Seller	Hotel Street Address	County	State
Hyatt House Cypress/Anaheim	Cypress Titleholder, LLC, a Delaware limited liability company	5905 Corporate Ave. Cypress, CA 90630	Orange	CA

Hyatt House Emeryville/San Francisco Bay Area	Emeryville LLC, a Delaware limited liability company	5800 Shellmound Street Emeryville, CA 94608	Alameda	CA

Hyatt House San Jose/Silicon Valley	BRE/Amerisuites Properties L.L.C., a Delaware limited liability company	75 Headquarters Dr. San Jose, CA 95134	Santa Clara	CA

Hyatt House San Ramon	Hyatt Equities, L.L.C., a Delaware limited liability company	2323 San Ramon Valley Blvd. San Ramon, CA 94583	Contra Costa	CA

Hyatt House San Diego/ Sorrento Mesa	Hyatt Equities, L.L.C., a Delaware limited liability company	10044 Pacific Mesa Blvd. San Diego, CA 92121	San Diego	CA

Hyatt House Santa Clara	HT Santa Clara, LLC, a Delaware limited liability company	3915 Rivermark Plz. Santa Clara, CA 95054	Santa Clara	CA

Hyatt Place Fremont /Silicon Valley	BRE/Amerisuites Properties L.L.C., a Delaware limited liability company	3101 West Warren Ave. Fremont, CA 94538	Alameda	CA

Hyatt House Charlotte City Center	Hyatt Equities, L.L.C., a Delaware limited liability company	435 East Trade Street Charlotte, NC 28202	Mecklenburg	NC

Hyatt Market Street, The Woodlands	Hyatt Equities, L.L.C., a Delaware limited liability company	9595 Six Pines, Suite 1100 The Woodlands, TX 77380	Montgomery	TX

Hyatt Place Madison/Downtown	Hyatt Equities, L.L.C., a Delaware limited liability company	333 West Washington Ave. Madison, WI 53703	Dane	WI

SCHEDULE I(I)

EXCLUDED CONTRACTS

NONE

SCHEDULE I(II)

HYATT PROPRIETARY MARKS

NONE

EXHIBIT A

LEGAL DESCRIPTIONS

EXHIBIT A-1

HYATT HOUSE CYPRESS/ANAHEIM

Real property in the City of Cypress, County of Orange, State of California, described as follows:

PARCEL 2 OF PARCEL MAP NO. 88-301, IN THE CITY OF CYPRESS, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 242, PAGES 44 TO 47 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM ALL COAL, CHEMICALS, PETROLEUM, OIL, GAS, ASPHALTUM AND OTHER HYDROCARBONS AND ALL MINERALS, METALS AND MINERAL ORES, WHETHER SIMILAR TO THOSE HEREIN SPECIFIED OR NOT, OF EVERY KIND AND CHARACTER NOW KNOWN TO EXIST OR HEREAFTER DISCOVERED UPON, WITHIN OR UNDERLYING SAID LAND, TOGETHER WITH THE EXCLUSIVE AND PERPETUAL RIGHT OF THE GRANTEE, ITS SUCCESSORS AND ASSIGNS, OF INGRESS AND EGRESS BENEATH THE SURFACE OF SAID LAND TO EXPLORE FOR, EXTRACT, MINE AND REMOVE THE SAME AND TO MAKE SUCH USE OF SAID LAND BENEATH THE SURFACE AS IS NECESSARY OR USEFUL IN CONNECTION THEREWITH, WHICH MAY INCLUDE LATERAL OR SLANT DRILLING, DIGGING, BORING OR SINKING OF WELLS, SHAFTS, TUNNELS OR OTHER METHODS, TOGETHER WITH THE FURTHER EXCLUSIVE AND PERPETUAL RIGHT OF THE GRANTEE, ITS SUCCESSORS AND ASSIGNS, TO MAKE SUCH USE OF SAID LAND AS MAY BE NECESSARY TO STORE, KEEP, DEPOSIT AND/OR REMOVE ALL COAL, CHEMICALS, PETROLEUM, OIL, GAS, ASPHALTUM AND OTHER HYDROCARBONS AND ALL MINERALS, METALS AND MINERAL ORES WHETHER SIMILAR TO THOSE HEREIN SPECIFIED OR NOT, OF EVERY KIND AND CHARACTER NOW KNOWN TO EXIST OR HEREAFTER DISCOVERED, PROVIDED, HOWEVER, THAT THE GRANTEE, ITS SUCCESSORS OR ASSIGNS, SHALL NOT USE THE SURFACE OF SAID LAND ABOVE A FIVE HUNDRED FOOT DEPTH IN THE EXERCISE OF ANY OF SAID RIGHTS, AS GRANTED TO CONSOLIDATED PACIFIC INVESTMENT COMPANY, BY DEED RECORDED JANUARY 29, 1959 IN BOOK 4567, PAGE 496 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THE FOLLOWING UNDIVIDED INTERESTS IN ALL OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES UNDERLYING OF SAID LAND; ONE-EIGHTH INTEREST TO B.C. WALLACE AND CORNETTE FISKE WALLACE, HUSBAND AND WIFE, AS JOINT TENANT; ONE-EIGHTH INTEREST TO GRACE A. SCHULTZ, A WIDOW; AND ONE-FOURTH INTEREST TO JOHN E. LENZ, ALMA C. LENZ, HUSBAND AND WIFE, AS JOINT TENANTS, AS RESERVED IN THE DEED DATED APRIL 11, 1955 FROM B.C. WALLACE, AND OTHERS, TO EDGAR PALMER FOUNDATION, A CORPORATION, RECORDED MAY 26, 1955 IN BOOK 3083, PAGE 371 OF OFFICIAL RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS TO THE REMAINDER OF PARCEL 8.

EXHIBIT A-2

HYATT HOUSE EMERYVILLE/SAN FRANCISCO BAY AREA

Real property in the City of Emeryville, County of Alameda, State of California, described as follows:

PARCEL ONE:

PARCEL 1, PARCEL MAP 5303, FILED FEBRUARY 26, 1988, BOOK 174, PAGES 91 AND 92, ALAMEDA COUNTY RECORDS.

EXCEPTING THEREFROM THAT PORTION DESCRIBED IN THAT CERTAIN DEED TO THE CITY OF EMERYVILLE, RECORDED DECEMBER 30, 2003 AS SERIES NO. 2003745160 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL 1 OF PARCEL MAP 5303 FILED IN THE OFFICE OF THE RECORDER OF ALAMEDA COUNTY FEBRUARY 26, 1988 IN BOOK 174 OF MAPS AT PAGE 91, SITUATED IN THE CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF PARCEL 1 AS SHOWN ON SAID PARCEL MAP; THENCE LEAVING SAID MOST WESTERLY CORNER ALONG THE GENERAL NORTHERLY LINE OF SAID PARCEL 1 NORTH 77º 16’ 18” EAST, 6.37 FEET; THENCE LEAVING SAID GENERAL NORTHERLY LINE FROM A TANGENT BEARING OF SOUTH 01º 37’ 18” WEST, ALONG A CURVE TO THE LEFT WITH A RADIUS OF 198.00 FEET; THROUGH A CENTRAL ANGLE OF 13º 10’ 28”, FOR AN ARC LENGTH OF 45.53 FEET; THENCE SOUTH 11º 33’ 10” EAST, 9.01 FEET TO A POINT ON THE GENERAL WESTERLY LINE OF SAID PARCEL 1; THENCE ALONG SAID GENERAL WESTERLY LINE NORTH 12º 46’ 36” WEST, 54.01 FEET TO THE POINT OF BEGINNING.

PARCEL TWO:

BEING A PORTION OF “BAY STREET” AS SHOWN ON PARCEL MAP 5303 FILED IN THE OFFICE OF THE RECORDER OF ALAMEDA COUNTY FEBRUARY 26, 1988 IN BOOK 174 OF MAPS AT PAGE 91, SITUATE IN THE CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHERLY CORNER OF THAT CERTAIN PARCEL OF LAND DESIGNATED AS “BAY STREET” ON SAID PARCEL MAP; THENCE ALONG THE WESTERLY LINE OF SAID “BAY STREET” FROM A TANGENT BEARING OF NORTH 10º 02’ 22” WEST, ALONG A CURVE TO THE LEFT WITH A RADIUS OF 14,228.94 FEET, THROUGH A CENTRAL ANGLE OF 00º 48’ 22”, FOR AN ARC LENGTH OF 200.18 FEET; THENCE NORTH 10º 50’ 44” WEST, 193.08 FEET; THENCE LEAVING SAID GENERAL WESTERLY LINE AND THROUGH SAID “BAY STREET” NORTH 77º 16’18” EAST, 38.02 FEET; THENCE, SOUTH 11º 59’ 55” EAST, 287.28 FEET TO A POINT ON THE EASTERLY LINE OF SAID “BAY STREET”; THENCE FROM A TANGENT BEARING OF SOUTH 10º28’ 22” EAST, ALONG A CURVE TO THE RIGHT WITH A RADIUS OF 14,273.97 FEET, THROUGH A CENTRAL ANGLE OF 00º 25’ 23”, FOR AN ARC LENGTH OF 105.38 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID “BAY STREET” AND THE NORTHERLY RIGHT-OF-WAY LINE OF POWELL STREET; THENCE ALONG SAID RIGHT-OF-WAY LINE SOUTH 76º 52’ 55” WEST, 44.16 FEET TO THE POINT OF BEGINNING.

BEARINGS AND DISTANCES ARE ON THE CALIFORNIA COORDINATE SYSTEM OF 1927, ZONE 3. MULTIPLY DISTANCES BY 1.0000720 TO OBTAIN GROUND LEVEL DISTANCES.

EXHIBIT A-3

HYATT HOUSE SAN JOSE/SILICON VALLEY

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

LOT 7, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON DECEMBER 18, 2008, IN BOOK 829 OF MAPS AT PAGES 12-14.

EXCEPTING THEREFROM THE WATER RIGHTS CONVEYED TO THE CITY OF SAN JOSE, A MUNICIPAL CORPORATION IN A DEED RECORDED JUNE 19, 2009 AS INSTRUMENT NO. 20302367, OFFICIAL RECORDS.

EXHIBIT A-4

HYATT HOUSE SAN RAMON

Real property in the City of San Ramon, County of Contra Costa, State of California, described as follows:

BEGINNING AT THE MOST NORTHWESTERLY CORNER OF THAT PARCEL OF LAND DESCRIBED AS PARCEL 7-A IN THE DEED TO CONTRA COSTA COUNTY RECORDED JUNE 15, 1983 IN BOOK 11296, PAGE 853, OFFICIAL RECORDS, SAID POINT BEING ON A 330.00 FOOT RADIUS CURVE WHOSE CENTER BEARS SOUTH 75° 22’ 30” WEST; THENCE FROM SAID POINT OF BEGINNING ALONG THE NORTHWESTERLY LINE OF SAID DEED (11296 OR 853) ALONG THE ARC OF SAID 330.00 FOOT RADIUS CURVE TO THE RIGHT THROUGH A CENTRAL ANGLE OF 62° 20’ 45” AN ARC LENGTH OF 359.09 FEET TO A POINT OF TANGENCY; THENCE SOUTH 47° 43’ 15” WEST 164.78 FEET; THENCE LEAVING SAID NORTHWESTERLY LINE NORTH 42° 16’ 45” WEST 161.18 FEET; THENCE SOUTH 47° 43’ 15” WEST 52.84 FEET; THENCE NORTH 63° 47’ 51” WEST 76.00 FEET TO THE SOUTHWESTERLY TERMINUS OF THAT CERTAIN LINE DESCRIBED IN PARCEL ONE OF DEED TO CROW CANYON CENTER RECORDED APRIL 27, 1981 IN BOOK 10298, PAGE 343, OFFICIAL RECORDS, HAVING A BEARING AND LENGTH OF “SOUTH 24° 25’ WEST 189.42 FEET”; THENCE ALONG THE WESTERLY AND NORTHERLY LINE OF SAID PARCEL (10298 OR 343) THE FOLLOWING FIVE COURSES TO THE POINT OF BEGINNING: NORTH 26° 12’ 09” EAST 189.40 FEET; THENCE NORTH 25° 44’ 51” WEST 125.07 FEET; THENCE NORTH 65° 58’ 41” EAST 190.44 FEET; THENCE SOUTH 24° 32’ 00” EAST 129.99 FEET; THENCE NORTH 65° 58’ 41” EAST 194.57 TO THE POINT OF BEGINNING.

EXHIBIT A-5

HYATT HOUSE SAN DIEGO/SORRENTO MESA

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

LOT 2 OF PACIFIC CORPORATE CENTER UNIT NO. 7, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 11986, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JANUARY 12, 1988.

EXHIBIT A-6

HYATT HOUSE SANTA CLARA

Real property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

REAL PROPERTY IN THE CITY AND COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, BEING ALL OF LOT 5 AS SHOWN ON THAT MAP OF TRACT 9318 FILED FOR RECORD ON AUGUST 13, 2001, IN BOOK 741 OF MAPS, PAGES 19 THROUGH 27, SANTA CLARA COUNTY RECORDS.

AND, IN ADDITION THERETO, THE FOLLOWING AREA:

REAL PROPERTY IN THE CITY AND COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, BEING A PORTION OF LOT 22 AS SHOWN ON THAT MAP OF TRACT 9318 FILED FOR RECORD ON AUGUST 13, 2001, IN BOOK 741 OF MAPS, PAGES 19 THROUGH 27, SANTA CLARA COUNTY RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID LOT 5 AS SHOWN ON SAID MAP;

THENCE ALONG THE SOUTHEASTERLY LINE OF SAID LOT 5, NORTH 62° 03’ 22” EAST, 312.97 FEET, TO THE MOST EASTERLY CORNER OF SAID LOT 5,

THENCE ALONG THE SOUTHEASTERLY PROLONGATION OF THE NORTHEASTERLY LINE OF SAID LOT 5, SOUTH 27° 44’ 38” EAST, 0.16 FEET;

THENCE SOUTH 61° 50’ 39” WEST, 312.97 FEET, TO THE SOUTHEASTERLY PROLONGATION OF THE SOUTHWESTERLY LINE OF SAID LOT 5;

THENCE ALONG SAID PROLONGATION, NORTH 28° 09’ 00” WEST, 1.31 FEET, TO THE POINT OF BEGINNING.

PURSUANT TO LOT LINE OF ADJUSTMENT RECORDED SEPTEMBER 2, 2004 AS INSTRUMENT NO. 17985829.

EXHIBIT A-7

HYATT PLACE FREMONT/SILICON VALLEY

Real property in the City of Fremont, County of Alameda, State of California, described as follows:

BEING PORTION OF LOTS 19, 20, 21 AND 22 AS SAID LOTS ARE SHOWN ON THE MAP ENTITLED “AMENDED TRACT 4876” FILED IN BOOK 162 OF MAPS AT PAGE 78 IN SAID COUNTY; DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHERLY CORNER OF SAID LOT 19; THENCE ALONG THE NORTHEASTERLY LINE OF SAID LOT 19, S. 23° 09’ 50” E., 291.41 FEET; THENCE LEAVING SAID NORTHEASTERLY LINE, N. 66° 50’ 20” E., 214.69 FEET TO THE WESTERLY LINE OF PARCEL ONE, AS SAID PARCEL ONE IS DESCRIBED IN THE DEED TO THE CITY OF FREMONT RECORDED SEPTEMBER 8, 1987, SERIES NO. 87-249584 IN SAID COUNTY; THENCE ALONG SAID WESTERLY LINE, S. 10° 48’ 17” E., 32.11 FEET; THENCE S. 05° OS’ 39” E., 120.60 FEET; THENCE S. 10° 48’ 17” E., 50.00 FEET TO A CURVE TO THE LEFT HAVING A RADIUS OF 574.00 FEET, A DELTA OF 12° 21’ 23”; THENCE ALONG SAID CURVE AN ARC LENGTH OF 123.79 FEET; THENCE S. 23° 09’ 40” E., 130.99 FEET; THENCE S. 56° 48’ 07” W., 73.38 FEET TO THE COMMON CORNER OF PARCEL TWO AND PARCEL THREE OF SAID DEED; THENCE ALONG THE NORTHWESTERLY LINE OF SAID PARCEL THREE, S. 56° 48’ 07” W., 75.32 FEET; THENCE ALONG THE SOUTHWESTERLY LINE OF SAID PARCEL THREE, S. 23° 09’ 40” E., 14.48 FEET TO THE SOUTHEASTERLY LINE OF SAID LOT 22; THENCE ALONG SAID SOUTHEASTERLY LINE, S. 66° 50’ 20” W., 109.33 FEET; THENCE LEAVING SAID SOUTHEASTERLY LINE N. 23° 09’ 40” W., 390.00 FEET TO THE NORTHWESTERLY LINE OF SAID LOT 22; THENCE ALONG LAST SAID NORTHWESTERLY LINE N. 68° 50’ 20” E., 57.93 FEET; THENCE LEAVING SAID NORTHWESTERLY LINE, N. 23° 09’ 40” W., 390.00 FEET TO THE NORTHWESTERLY LINE OF SAID LOT 19; THENCE ALONG LAST SAID LINE, N. 66° 50’ 20” E., 34.68 FEET TO A CURVE TO THE LEFT HAVING A RADIUS OF 282.00 FEET, A DELTA OF 3° 23’ 57”; THENCE ALONG SAID CURVE AN ARC LENGTH OF 16.73 FEET TO THE POINT OF BEGINNING.

EXHIBIT A-8

HYATT HOUSE CHARLOTTE CITY CENTER

That certain parcel of land, situated, lying and being in the City of Charlotte; Mecklenburg County, North Carolina, and being more particularly described as follows:

Commencing at NCGS Monument “M 055” (Now Destroyed), having NC Grid NAD83 coordinates of N: 539,784.43 ft. E: 1,449,530.96 ft; thence N 36°06’02” E a horizontal ground distance of 2,155.70 feet to a new nail said point being located at the intersection of the western right-of-way of N. Caldwell St. and the northern right-of-way of E. Trade St.; which is the Point of Beginning; having NC Grid NAD83 coordinates of N: 541,525.93 ft. E: 1,450,800.91 ft. thence with the northern right-of-way of E. Trade St. the following 2 courses and distances: 1) N 42°54’28” W a distance of 91.86 feet to a new nail; 2) N 42°24’29” W a distance of 67.52 feet to an “X” found in brick said point being located at a southern corner of the City of Charlotte property as described in Deed Book 15992, Page 800 of the Mecklenburg County Registry; thence with the aforesaid City of Charlotte property the following 6 courses and distances: 1) N 47°12’37” E a distance of 71.05 feet to an “X” found in concrete; 2) N 83°22’39” E a distance of 21.76 feet to an “X” found in concrete; 3) S 07°41’20” E a distance of 2.01 feet to an “X” found; 4) with the arc of a circular curve turning to the left with a radius of 22.00 feet, and an arc length of 40.64, (chord: S 59°44’43” E a distance of 35.11 feet), to an existing iron rod: 5) N 67°25’24” E a distance of 25.76 feet to an “X” in; 6) S 42°48’53” E a distance of 109.69 feet to a new nail said point being located on the western right-of-way of N. Caldwell St.; thence with the western right-of-way of N. Caldwell St. S 50°37’17” W a distance of 122.40 feet to the Point of Beginning.

Containing 18,017.80 square feet or 0.4136 acres as shown on a survey by R.B. Pharr and Associates P.A. dated June 5, 2007, (Map File W-3469).

Also described as

All of that property lying within the perimeters which are visually designated as Area 4B on the plat recorded in Map Book 47, Page 589, in the Mecklenburg County Public Registry.

EXHIBIT A-9

HYATT MARKET STREET, THE WOODLANDS

HOTEL UNIT OF THE MARKET STREET AT THE WOODLANDS CONDOMINIUMS, A CONDOMINIUM REGIME ESTABLISHED BY THE CONDOMINIUM DECLARATION FOR MARKET STREET AT THE WOODLANDS CONDOMINIUMS, RECORDED IN THE REAL PROPERTY RECORDS OF MONTGOMERY COUNTY, TEXAS UNDER COUNTY CLERK’S FILE NO. 2008-027199.

EXHIBIT A-10

HYATT PLACE MADISON/DOWNTOWN

PARCEL A:

Lot One (1) of Certified Survey Map No. 12008, recorded in the Office of the Register of Deeds for Dane County, Wisconsin, in Volume 74 of Certified Survey Maps, Page 34 to 40, inclusive, as Document No. 4261195, in the City of Madison, Dane County, Wisconsin.

Property Address: 333 W. Washington Avenue

PARCEL B:

Units 191 and 204 through 332, inclusive, Unit 3 Main Street Parking Condominium, together with the undivided interest in the common elements appurtenant to said Unit, in Unit 3 Main Street Parking Condominium, being a condominium created under the condominium ownership act of the State of Wisconsin, by a “Declaration of Condominium for Unit 3 Main Street Parking Condominium,” dated December 8, 2008 and recorded January 5, 2009, in the Office of the Register of Deeds for Dane County, Wisconsin, as Document No. 4490210, and by a condominium plat therefore, in the City of Madison, Dane County, Wisconsin.

Property Address: 80 Washington Pl

PARCEL C:

Units 9 through 29, inclusive, in Unit 2 Main Street Parking Condominium, together with the undivided interest in the common elements appurtenant to said Unit, in Unit 2 Main Street Parking Condominium, being a condominium created under the Condominium Ownership Act of the State of Wisconsin, by a “Declaration of Condominium for Unit 2 Main Street Parking Condominium,” recorded December 14, 2006, in the Office of the Register of Deeds for Dane County, Wisconsin, as Document No. 4262684 and by a condominium plat therefore and amendments thereto, in the City of Madison, Dane County, Wisconsin.

EXHIBIT B-1

FORM OF CALIFORNIA DEED

D O  N O T  R E C O R D

DOCUMENT NO.

STATEMENT OF DOCUMENTARY TRANSFER TAX DUE AND
REQUEST THAT AMOUNT OF TAX NOT BE MADE A PART
OF THE PERMANENT RECORD IN THE OFFICE OF THE COUNTY RECORDER

To:          Registrar — Recorder
County of

Request is hereby made in accordance with Section 11932 of the Revenue & Taxation Code that the amount of tax shall be shown on this statement, which shall be affixed to the document by the recorder after the record is made and before the original is returned as specified in Section 27321 of the Government Code.

The attached Grant Deed names:

                                                                    ,
as grantor

and

RLJ                                           , LP, a Delaware limited partnership
as grantee

The property described in the accompanying document is located in                          County, California.

The amount of tax due to the County of                              on the accompanying document is                                          and No/100 Dollars ($                .    ) and is computed on full value of the property conveyed, less liens.

Please see attached signature page

B-1-1

STATEMENT OF DOCUMENTARY TRANSFER TAX DUE SIGNATURE PAGE

[INSERT PROPERTY ADDRESS]

Grantor:

[SIGNATURE OF SELLER HERE]

B-1-2

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

MAIL TAX STATEMENTS TO:

 (SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE)

GRANT DEED

Documentary Transfer Tax not shown pursuant to Section 11932 of the Revenue and Taxation Code, as amended.

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged,                                                              (“Grantor”), hereby does grant unto RLJ                                             , LP, a Delaware limited partnership (“Grantee”), the real property located in the City of                                      and County of                                             , State of California, described on Exhibit A attached hereto and made a part hereof (the “Property”), together with all improvements, buildings, structures, easements, privileges and rights appurtenant thereto, SUBJECT ONLY TO: the Permitted Exceptions set forth on Exhibit B attached hereto and by this reference made a part hereof, taxes and assessments not yet due and payable; zoning and other governmental restrictions and matters discoverable by a survey or inspection of the Property.

[Add for Emeryville Hotel Only]:

[And the Grantee herein covenants by and for himself or herself, his or her heirs, executors, administrators, and assigns, and all persons claiming under or through them, that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry in the sale, lease, sublease, transfer, use, or occupancy, tenure or enjoyment of the land herein conveyed, nor shall the grantee himself or herself, or any person claiming under or through him or her, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the land herein conveyed. The foregoing covenants shall run with the land.

The land described herein contains waste material. Such condition renders the land, the property, and the owner, lessee, or other occupant of the land or property subject to the requirements, restrictions, provisions, and liabilities contained in Chapter 6.5 and Chapter 6.8 of Division 20 of the California Health and Safety Code. This statement is not a declaration that a hazard exists. The Property is conveyed subject to that certain Covenant to Restrict Use of Property Located at Christie Avenue and Shellmound Street, Emeryville, California (Recorded in Official Records, Alameda County, Document Number 95174319).

B-1-3

The land described herein contains hazardous substances. Such condition renders the land and the Owner, lessee, or other possessor of the land subject to requirements, restrictions, provisions, and liabilities contained in Chapter 6.5 and Chapter 6.8 of Division 20 of the Health and Safety Code as made applicable to this Property by a specific Covenant of Deed Restriction, a copy of which is attached hereto and incorporated herein by reference. This statement is not a declaration that a hazard exists. The Property is conveyed subject to the attached Covenant of Deed Restriction (recorded in Official Records, Alameda County, as Document Number 96159160).]

[Signature page follows]

B-1-4

IN WITNESS WHEREOF, Grantor has caused these presents to be executed as of this        day of                                   , 2014.

Grantor:

[Signature of Seller Here]

B-1-5

STATE OF	)
	)	SS.
COUNTY OF	)

On                               , 2014 before me,                                             , a notary public, personally appeared                                                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

Witness my hand and official seal.

Signature

(Seal)

B-1-6

EXHIBIT A

LEGAL DESCRIPTION

B-1-7

EXHIBIT B

PERMITTED EXCEPTIONS

B-1-8

EXHIBIT B-2

FORM OF NORTH CAROLINA DEED

Excise Tax	Recording Time, Book and Page

Tax Lot No.	Parcel Identifier No.
Verified by	County on , 20
by

Mail after recording to:

This instrument was prepared by:
Brief description for the index:

NORTH CAROLINA SPECIAL WARRANTY DEED THIS DEED is made on , 20 , by and between
GRANTOR Hyatt Equities, L.L.C., a Delaware limited liability company 71 South Wacker Drive Chicago, Illinois 60606	GRANTEE RLJ , LLC, a Delaware limited liability company 3 Bethesda Metro Center, Suite 1000 Bethesda, Maryland 20814

The designations Grantor and Grantee include the parties, their heirs, successors, and assigns, and include the singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that Grantor, for valuable consideration paid by Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey to Grantee in fee simple, the parcel of land situated in the City of Charlotte, Mecklenburg County, North Carolina, and more particularly described as follows (the “Property”):

See Exhibit A attached hereto and incorporated herein by reference.

Grantor acquired the Property by deed recorded as Instrument Number 2011099822.  A plat showing the Property is recorded in Plat Book 47, page 589.

Grantor states that the Property does not include the primary residence of Grantor.

B-2-1

TO HAVE AND TO HOLD the Property, and all privileges and appurtenances thereto belonging, to Grantee in fee simple.

And Grantor covenants with Grantee that Grantor has done nothing to impair such title as Grantor received and that Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for the Permitted Title Matters listed on Exhibit B attached and incorporated into this Deed, to which title to the Property is subject.

EXECUTED as of the date first written above.

Hyatt Equities, L.L.C., a Delaware limited liability company

By:
Name:
Title:

                                                                      County, North Carolina

I certify that the following person(s), [either personally known to me or satisfactorily proven to me (if proven, indicate nature of evidence:                                                     )], personally appeared before me this day, each acknowledging to me that he or she signed the foregoing document:                                                                                                                           [insert name(s) of principal(s)]

Date:	By:	, Notary Public
Name printed or typed:
My commission expires:

(Official Seal or Stamp)

B-2-2

EXHIBIT A

LEGAL DESCRIPTION

B-2-3

EXHIBIT B

PERMITTED TITLE MATTERS

B-2-4

EXHIBIT B-3

FORM OF TEXAS DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

SPECIAL WARRANTY DEED

Date:

Grantor: Hyatt Equities, L.L.C., a Delaware limited liability company

Grantor’s Mailing Address (including county):

71 South Wacker Drive, Chicago, Cook County, Illinois 60606.

Grantee: RLJ                                             , LP, a Delaware limited partnership

Grantee’s Mailing Address (including county):

c/o RLJ Lodging Trust, 3 Bethesda Metro Center, Suite 1000, Bethesda, Montgomery County, Maryland 20814

Consideration: $10.00 and other good and valuable consideration paid to Grantor by Grantee.

Property: See Exhibit A attached hereto and by this reference made a part hereof.

Reservations from and Exceptions to Conveyance and Warranty: See Exhibit B attached hereto and by this reference made a part hereof (hereinafter referred to as the “Permitted Title Exceptions”).

Grantor, for the consideration and subject to the reservations from and exceptions to conveyance and warranty, grants, sells and conveys to Grantee the property, together with all and singular the rights and appurtenances thereto in any wise belonging, to have and to hold it to Grantee, Grantee’s heirs, executors, administrators, successors, or assigns forever. Grantor binds Grantor and Grantor’s heirs, executors, administrators, and successors to warrant and forever defend all and singular the property to Grantee and Grantee’s heirs, executors, administrators, successors, and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof (except as to the reservations from and exceptions to conveyance and warranty), when the claim is by, through, or under Grantor but not otherwise.

When the context requires, singular nouns and pronouns include the plural.

The payment of all ad valorem taxes and general and special assessments now or hereafter becoming due with respect to the Property has been assumed by Grantee.

B-3-1

EXECUTED                           , 2014

Hyatt Equities, L.L.C., a Delaware limited liability company

By:
Name:
Title:

[Signature to be notarized]

B-3-2

EXHIBIT A

LEGAL DESCRIPTION

B-3-3

EXHIBIT B

PERMITTED EXCEPTIONS

B-3-4

EXHIBIT B-4

FORM OF WISCONSIN DEED

State Bar of Wisconsin Form 6-2003 SPECIAL WARRANTY DEED

Document Number	Document Name

THIS DEED, made between Hyatt Equities, L.L.C., a Delaware limited liability company (“Grantor,” whether one or more), and RLJ                                     , LLC, a Delaware limited liability company (“Grantee,” whether one or more). Grantor, for a valuable consideration, conveys to Grantee the following described real estate, together with die rents, profits, fixtures and other appurtenant interests, in Dane County, State of Wisconsin (“Property”):

See Exhibit A attached hereto and incorporated herein by this reference.

Recording Area

Name and Return Address

251/0709-231-1702-6 Parcel Identification Number (PIN)

This is not homestead property.

Grantor warrants that the title to the Property is good, indefeasible, in fee simple and free and clear of encumbrances arising by, through, or under Grantor, except: see Exhibit B attached hereto and incorporated herein by this reference.

B-4-1

Dated , 2014

Hyatt Equities, L.L.C., a Delaware limited liability company

By:
Name:
Title:

[Signature to be notarized]

THIS INSTRUMENT DRAFTED BY:

Signature:
Name:

B-4-2

EXHIBIT A

LEGAL DESCRIPTION

B-4-3

EXHIBIT B

PERMITTED EXCEPTIONS

B-4-4

EXHIBIT B-5

FORM OF WOODLANDS ASSIGNMENT OF RIGHTS

RECORDING
REQUESTED BY AND
WHEN RECORDED
MAIL TO:

Arent Fox, LLP

1717 K Street, NW

Washington, DC 20036

Attn: Gerard Leval, Esq.

MAIL TAX STATEMENTS TO:

RLJ                                 , LLC

c/o RLJ Lodging Trust

3 Bethesda Metro Center

Suite 1000

Bethesda, MD 20814

Attn: Thomas J. Baltimore, Jr.

ASSIGNMENT OF RIGHTS

(CONDOMINIUM DECLARATION)

THIS ASSIGNMENT OF RIGHTS (CONDOMINIUM DECLARATION) (this “Assignment”) is made and entered into effective                           , 2014, by and among HYATT EQUITIES, L.L.C., a Delaware limited liability company (the “Assignor”) and RLJ                                     , LLC, a Delaware limited liability company (the “Assignee”).

1.                                      Assignment. Assignor, in consideration of $10.00 and other good and valuable consideration, the sufficiency and receipt of which Assignor hereby acknowledges, hereby assigns, sells, transfers, conveys, sets over and delivers to Assignee, all of Assignor’s right, title and interest in and to that certain Condominium Declaration described on Exhibit “A” attached hereto, demising the real property located in Montgomery County, Texas, and more particularly described on Exhibit “B” attached (the “Declaration”).

2.                                      Assumption of Obligations. Assignee hereby assumes and agrees to perform all of the obligations, terms, provisions, conditions and covenants of the Declaration which Assignor has the obligation to perform as of the effective date of this Assignment.

3.                                      Governing Law. Notwithstanding the place where the parties execute this Assignment, the internal laws of Texas, without regard for the principles of conflicts of laws thereof, shall govern the construction of the terms and the application of the provisions of this instrument.

B-5-1

4.                                      Severability. If a court of competent jurisdiction holds any provision of this instrument invalid or ineffective with respect to any person or circumstance, the holding shall not affect the remainder of this instrument or the application of this instrument to any other person or circumstance, if a court of competent jurisdiction holds any provision of this instrument too broad to allow enforcement of the provision to its full extent, the court shall have the power and authority to enforce the provision to the maximum extent permitted by law and may modify the scope of the provision accordingly pursuant to an order of the court.

5.                                      Attorneys’ Fees, Costs and Expenses. In any action brought by any party to enforce the obligations of any other party, the prevailing party shall have the right to collect that party’s reasonable attorneys’ fees, court costs, and expenses incurred in the action.

6.                                      Notice. All notices, consents, waivers, and other communications under this Assignment and under the Declaration must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt), provided that a copy is sent by overnight delivery the same day, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below ( or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

Assignor:	Hyatt Equities, L.L.C., a Delaware limited liability company c/o Global Hyatt Corporation 71 South Wacker Drive Chicago, Illinois 60606 Attn: General Counsel

Assignee:	RLJ , LLC, a Delaware limited liability company c/o RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814 Attn: Thomas J. Baltimore, Jr.

All notices pursuant to the provisions of this Assignment shall run from the date that the party delivers the notice to the other party or three business days after the party places the notice in the United States mail. Each party may change the party’s address by giving written notice to the other parties.

7.                                      Execution in Multiple Counterparts. This Assignment may be executed in one or more counterparts, each of which will be deemed an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature page follows]

B-5-2

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.

ASSIGNOR:

HYATT EQUITIES, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

RLJ , LLC,
a Delaware limited liability company

By:
Name:
Title:

B-5-3

ACKNOWLEDGMENT

State of California	)
County of	)

On , before me, ,

                                                                                                                                    (insert name of notary) Notary Public, personally appeared                                                                                                                                               , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

B-5-4

EXHIBIT A

DESCRIPTION OF DELCARATION

Condominium Declaration for Market Street at The Woodlands Condominiums dated as of March 20, 2008, and recorded in the Real Property Records of Montgomery County, Texas under County Clerk’s File No. 2008-027199, as amended by that certain First Amendment to Condominium Declaration for Market Street at the Woodlands Condominiums dated as of September 30, 2008, and recorded in the Real Property Records of Montgomery County, Texas under County Clerk’s File No. 2008-096807 and that certain Second Amendment to Condominium Declaration for Market Street at the Woodlands Condominiums dated as of November 20, 2009, and recorded in the Real Property Records of Montgomery County, Texas under County Clerk’s File No. 2009-107503 (collectively, the “Declaration”).

B-5-5

EXHIBIT B

LEGAL DESCRIPTION

B-5-6

EXHIBIT C

FORM OF ASSIGNMENT OF INTANGIBLE PROPERTY

THIS ASSIGNMENT OF INTANGIBLE PROPERTY (this “Assignment”) is made and entered into as of this            day of                 , 2014 (the “Effective Date”) by                         , LLC, a Delaware limited liability company (“Assignor”), and RLJ                          Lessee, LLC, a Delaware limited liability company (“Assignee”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged by Assignor and Assignee, effective as of the Effective Date, Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest, if any, in and under:

(A)                               all warranties and guaranties made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, any part of that certain real property described in Exhibit A attached hereto (collectively, “Warranties”);

(B)                               all of the contracts listed in Schedule 1 attached hereto, to the extent that the same relate to the Property and are assignable to Assignee (the “Assumed Contracts”); and

(C)                               any other Intangible Property (as defined in that certain Purchase and Sale Agreement dated as of                     , 2014 between (i) Assignor and (ii) Assignee and certain Affiliates of Assignee (as successors by assignment to RLJ                               , LLC) (the “Agreement”)) other than rights under the Leases (as defined in the Agreement).

ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AS FOLLOWS:

1.                                      As of the Effective Date, Assignee hereby assumes and agrees to perform all of the owner’s obligations under the Warranties, Assumed Contracts and any other Intangible Property (other than rights under the Leases) accruing from and after the date hereof.

2.                                      In the event of any litigation between Assignor and Assignee arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees, as the court may determine.  Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

3.                                      This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

4.                                      This Assignment shall be governed by and construed in accordance with the laws of the State of [INSERT STATE WHERE PROPERTY IS LOCATED].

5.                                      This Assignment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto (except for additional signature pages executed by other parties).

[Signature page follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

ASSIGNEE:

Exhibit A to
Assignment of
Intangible Property

[Insert legal description]

Schedule 1 to
Assignment of
Intangible Property

Schedule of Assumed Contracts

MATERIAL CONTRACTS:

Hyatt House Cypress/Anaheim

Vendor Name	Service
Ecolab	Dishwasher
Fuentes Gardening Service, Inc.	Landscaping
Dover Elevators	Elevator Maintenance
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Xerox	Copier
Muzak	Music System
Stanley Convergent Security Solutions	Cameras
Dell Marketing	Help Desk

Hyatt House Emeryville/San Francisco Bay Area

Vendor Name	Service
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Ecolab	Dishwasher
Siemens Industry, Inc.	Fire Alarm Monitoring
Thyssenkrupp Elevator	Elevator
World Cinema	Satellite TV
Stanley Convergent Security Solutions	Cameras
Dell Marketing	Help Desk

Hyatt House San Jose/Silicon Valley

Vendor Name	Service
Allied Waste/Republic Services	Trash Service
BulkTV	Cable
Command Security	Security
Dealers Leasing Inc	Van Lease
Otis Elevator	Elevator

Vendor Name	Service
T-Mobile	Antenna
Micros Systems	Hosting Services
Stanley Convergent Security Solutions	Security Cameras
Micros Systems	IP License and Support
Dell Marketing	Help Desk

Hyatt House San Ramon

Vendor Name	Service
Stanley Convergent Security Solutions	Security Cameras
BulkTV	Cable
Edwards Service	Fire Alarm System Inspection
Guest-Tek Interactive Entertainment, Ltd.	HSIA
Thyssenkrupp Elevator	Elevator
Waste Management	Trash
Xerox	Copier
DMX, Inc.	Music System
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Dell Marketing	Help Desk

Hyatt House San Diego/Sorrento Mesa

Vendor Name	Service
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Ecolab	Dishwasher
Mission Linen Supply	Linen Rental
Xerox	Copier
Time Warner Cable	Cable
Waste Management	Trash
Siemens Industry, Inc.	Fire Alarm Inspection
Siemens Industry, Inc.	Fire Alarm Monitoring
Thyssenkrupp Elevator	Elevator
Active Protection Services	Security
Brickman	Landscaping

Vendor Name	Service
Stanley Convergent Security Solutions	Cameras
Dell Marketing	Help Desk

Hyatt House Santa Clara

Vendor Name	Service
Stanley Convergent Security Solutions	Security Cameras
BulkTV	Cable
Carter Brothers	Fire System Monitoring
Cintas Document Management	Shredding
Strategic Security Services	Security
Guest-Tek Interactive Entertainment, Ltd.	HSIA
Kone	Elevator
Muzak	Music System
Scentair Technologies	Scent
Sharp Business Systems	Copier
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Dell Marketing	Help Desk

Hyatt Place Fremont/Silicon Valley

Vendor Name	Service
Lodgenet Entertainment Corporation	Free to Guest Cable
Lodgenet Entertainment Corporation	Basic Cable
Guest-Tek Interactive Entertainment, Ltd.	HSIA
Siemens Industry, Inc.	Fire Alarm Inspection
Siemens Industry, Inc.	Fire Alarm Monitoring
Five Star Cleaners	Dry Cleaning
Xerox	Copier
DMX, Inc.	Music System
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Thyssenkrupp Elevator	Elevator

Vendor Name	Service
Dell Marketing	Help Desk
Microsoft	Volume License
TruGreen	Landscape

Hyatt House Charlotte

Vendor Name	Service
Advanced Disposal Services Carolina	Trash
Alsco	Linen Cleaning
DMX, Inc.	Music System
Kone	Elevator
Parking Management Services	Parking
Sunstates Security	Security
Time Warner Cable	Cable/Internet/Phone/HSIA
Cellco Partnership (Verizon Wireless)	Radio Distribution
Stanley Convergent Security Solutions	Security Cameras
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Dell Marketing	Help Desk

Hyatt Market Street, The Woodlands

Vendor Name	Service
Bartech Technology & Design	E-Fridge Maintenance
BulkTV	Cable/Internet
DMX, Inc.	Music System
Nor1	E-Standy Upgrade
Plant Interscapes	Interior Landscaping
SimplexGrinnell	Fire & Safety Inspection
Skelton Business Equipment	Copier
Thyssenkrupp Elevator	Elevator Maintenance
Wilkins Linen	Linen Rental
Micros Systems	Hosting Services
Roomlinx	Television Programming

Vendor Name	Service
Autonomy	Data Backup & Recovery
Xerox	Copier
Micros Systems	IP License and Support

Hyatt Place Madison Downtown

Vendor Name	Service
Charter Communications	Phone (Circuits)
Charter Communications	Internet
DMX, Inc.	Music System
Lodgenet Entertainment Corporation	Cable TV
Lodgenet Entertainment Corporation	Movies PPV
Mickey’s Linen	GH Mat Cleaning
Midwest Alarm Services	Fire Alarm Service
Otis Elevator	Elevator
Waste Management	Trash
PRO-BEL Enterprises	Roof Inspection
Interspace Airport Advertising	Airport Advertising
Bullseye	Telecom
Stanley Convergent Security Solutions	Security Cameras
Dell Marketing	Help Desk
Microsoft	Volume License

OTHER CONTRACTS:

Hyatt House Cypress/Anaheim

Vendor Name	Service
SimplexGrinnell	Fire Alarm Testing and Inspection
Darling International	Grease Trap
American Consumer Financial Network	ATM

Hyatt House Emeryville/San Francisco Bay Area

Vendor Name	Service
Ricoh	Copier
Emerald Landscape	Landscaping
Darling International	Grease Trap
Uniguest	Business Center Maint

Hyatt House San Jose/Silicon Valley

Vendor Name	Service
All Safe Self Storage	Storage
Carter Brothers	Fire Alarm Inspection
Carter Brothers	Fire Alarm Monitoring
Cintas Document Management	Shredding
Comcast	Internet
Dreamscape	Landscaping
Interior Plant Design	Plants
Keystone Pest Control	Pest Control
Northern California Fire Protection Svc Inc	Sprinkler Service/Inspection
Reserve Interactive	Software Subscription
Telepacific Communications	Phone (Circuits)
Tiger Inc	Gas Commodity
Whitecliff Custom Pool Care	Pool Service
Bullseye	Telecom
Patriot Communications	Antenna (Site Manager)
Scentair Technologies	Scent
Uniguest	Business Center Maint

Hyatt House San Ramon

Vendor Name	Service
BizXchange	Tradeout Program
Comcast	Internet Service
Dave’s Pool Service	Swimming Pool Service
Elfiq Inc	High-speed internet link balancer
Keystone Pest Control	Pest Control
Pitney Bowes	Postage Machine
Tiger Inc	Gas Commodity
Tri Signal	Fire Alarm Monitoring
Bullseye	Telecom

Vendor Name	Service
Patriot Communications	Antenna (Site Manager)
Uniguest	Business Center Maint

Hyatt House San Diego/Sorrento Mesa

Vendor Name	Service
Scentair Technologies	Scent
Darling International	Grease Trap
Uniguest	Business Center Maint

Hyatt House Santa Clara

Vendor Name	Service
ATT MOBILITY (CINGULAR)	Antenna
Clearwire	Antenna
Comcast	Internet
Drainage Protection Systems	Storm Drain
Interior Plant Design	Interior Plant Maintenance
Keystone Pest Control	Pest Control
Northern California Fire Protection Svc Inc	Sprinkler Inspection
Pitney Bowes	Postage Machine
Sprint	Antenna
Tiger Inc	Gas Commodity
T-Mobile	Antenna
Whitecliff Custom Pool Care	Pool Service
Bullseye	Telecom
Patriot Communications	Antenna (Site Manager)
Uniguest	Business Center Maint

Hyatt Place Fremont/Silicon Valley

Vendor Name	Service
Logiclink (Guest-Tek)	WorkStation
NCR Corporation	Kiosk (Maintenance)
Micros Systems	Sales Contract (POS)

Hyatt House Charlotte

Vendor Name	Service
Ambius	Interior Landscaping
Bobcat Basketball	Advertising/Trade Out
Ecolab	Pest Control
Reserve Interactive	Software Subscription
Sharpe Business Systems	Copier
VSC Fire Security	Fire Alarm Monitoring
VSC Fire Security	Fire Alarm Inspection
Goode Fire Protection	Hood Cleaning
ValleyCrest Landscape	Landscaping
McKenney’s	HVAC
Fintech	EFT Services (processing liquor invoices)
Micros Systems	Sales Contract (POS)

Hyatt Market Street, The Woodlands

Vendor Name	Service
Admiral Linen Service	Laundry
Ecolab	Pest Control
Generators of Houston	Generator
GoConcierge.net	E-Concierge
Affordable Self-Storage	Storage
Valet Direct	Valet Parking & Bellman
Waste Management	Trash
Fintech	EFT Services (processing liquor invoices)
Eleven Wireless	Business Center Maint
Triple B Cleaning	Vent Hood Cleaning
Berkley Services	Landscape
Southwaste	Grease Trap
OGH Service Company	HVAC
Ibahn General Holdings	Internet Guestroom
Affordable Self Storage	Storage

Hyatt Place Madison Downtown

Vendor Name	Service
AT&T	Yellow Pages
AT&T Mobility	Cell Phone (Van)
Pepsi Cola Company	Vending Machine
Reserve Interactive	Software Subscription
Rhyme Business Products	Copier
Uniguest	Business Center Maint
Automatic Entrances of Wisconsin	Automatic Door (Maintenance)
Monona Plumbing & Fire	Sprinkler and Exhaust System
Diggers Hotline	One-Call Center (underground digging)
Ibahn General Holdings	Internet Guestroom
Micros Systems	Sales Contract (POS)
Maple Leaf Inc.	Law Maintenance

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made this              day of                           , 2014 (the “Effective Date”), between                                                       , a                                     (“Assignor”), and RLJ                                                        Lessee, LLC, a Delaware limited liability company (“Assignee”), who agree as follows:

1.             Assignment and Assumption.  For good and valuable consideration including, without limitation, the terms and conditions of that certain Purchase and Sale Agreement, dated               , 2014, between (i) Assignor and (ii) Assignee and certain Affiliates of Assignee (as successors by assignment to RLJ                                   , LLC) (the “Purchase Agreement”), the receipt and sufficiency of which are hereby acknowledged by Assignor and Assignee, effective as of the Effective Date, (a) Assignor assigns to Assignee all of its right, title and interest in, to and under the Leases described on the attached Schedule 1 (the “Leases”), and (b) Assignee accepts the assignment and hereby assumes and agrees to perform, as a direct obligation to the parties to the Leases described on Schedule 1 all the obligations and liabilities of Assignor as landlord under the Leases accruing from and after the Effective Date, together with any and all obligations with respect to the repayment or credit for any security deposits under such Leases.  Notwithstanding the foregoing, Assignor retains all rights to its share of any rent, operating cost pass-throughs and other additional rent or charges payable under the Leases for periods prior to the Effective Date as provided in the Purchase Agreement.

2.             Attorneys’ Fees.  In any action between the parties to enforce any of the terms or provisions of this Assignment, the prevailing party in the action shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees, as the court shall determine.  Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

3.             Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

4.             Severability.  If any provision of this Assignment shall be held invalid or unenforceable for any reason and to any extent, the remainder of this Assignment shall not be affected, but shall be enforced to the greatest extent permitted by law.

5.             Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of [INSERT STATE WHERE PROPERTY IS LOCATED].

6.             Counterparts.  This Assignment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto (except for additional signature pages executed by other parties).

[Signature page follows]

IN WITNESS WHEREOF, this Assignment has been executed as of the date first above written.

ASSIGNOR:

ASSIGNEE:

SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION OF LEASES

SCHEDULE OF LEASES

[Insert]

EXHIBIT E

SCHEDULE OF LEASES

Hyatt House San Jose/Silicon Valley

1.              Commercial Vehicle Lease Agreement effective November 11, 2010 between Dealers Leasing Inc. and San Jose Hotel Associates, LLC for Van Lease

Hyatt House Santa Clara

1.              At&t Antenna Lease dated August 10, 2008 between New Cingular Wireless PCS, LLC and Santa Clara Sierra Associates, LP for Antenna Lease

E-1

EXHIBIT F

BILL OF SALE

THIS BILL OF SALE, is dated as of                                     , 2014 (the “Effective Date”), from                                   , a                               (collectively, the “Seller”), to RLJ                                        Lessee, a Delaware limited liability company (“Buyer”).

WHEREAS, Seller and Buyer are parties to that certain Real Estate Purchase and Sale Agreement dated as of                 , 2014 between (i) Seller and (ii) Buyer and certain Affiliates of Buyer (as successors by assignment to RLJ                                   , LLC) (the “Agreement”), pursuant to which Seller has agreed to sell, assign, transfer and convey to Buyer, those certain hotels as set forth therein as Schedule I (collectively referred to herein as “Hotels”), including FF&E, Supplies, IT Systems, F&B, and Retail Merchandise, but expressly excluding the Excluded Property (collectively, the “Personal Property”), as provided in the Agreement.  (All initial capitalized terms used, but not defined, in this Bill of Sale shall have the meaning set forth in the Agreement.)

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.             Seller hereby sells, assigns, transfers and conveys to Buyer all of its right, title and interest in and to all of the Personal Property, and Buyer hereby purchases and accepts all of Seller’s right, title and interest in and to all of the Personal Property, as of the Effective Date, on the terms set forth in this Bill of Sale.

2.             EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT, THE PERSONAL PROPERTY IS HEREBY SOLD, ASSIGNED, TRANSFERRED AND CONVEYED TO BUYER ON AN “AS IS”, “WHERE IS”, “WITH ALL FAULTS” BASIS, WITHOUT ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO SUCH PERSONAL PROPERTY, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

[Remainder of page intentionally left blank; Signatures on following pages]

F-1

IN WITNESS WHEREOF, Seller and Buyer have caused this Bill of Sale to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

SELLER:

BUYER:

F-2

EXHIBIT G

SCHEDULE OF MATERIAL CONTRACTS

MATERIAL CONTRACTS:

Hyatt House Cypress/Anaheim

Vendor Name	Service
Ecolab	Dishwasher
Fuentes Gardening Service, Inc.	Landscaping
Dover Elevators	Elevator Maintenance
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Xerox	Copier
Muzak	Music System
Stanley Convergent Security Solutions	Cameras
Dell Marketing	Help Desk

Hyatt House Emeryville/San Francisco Bay Area

Vendor Name	Service
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Ecolab	Dishwasher
Siemens Industry, Inc.	Fire Alarm Monitoring
Thyssenkrupp Elevator	Elevator
World Cinema	Satellite TV
Stanley Convergent Security Solutions	Cameras
Dell Marketing	Help Desk

Hyatt House San Jose/Silicon Valley

Vendor Name	Service
Allied Waste/Republic Services	Trash Service
BulkTV	Cable
Command Security	Security
Dealers Leasing Inc	Van Lease
Otis Elevator	Elevator
T-Mobile	Antenna
Micros Systems	Hosting Services

Vendor Name	Service
Stanley Convergent Security Solutions	Security Cameras
Micros Systems	IP License and Support
Dell Marketing	Help Desk

Hyatt House San Ramon

Vendor Name	Service
Stanley Convergent Security Solutions	Security Cameras
BulkTV	Cable
Edwards Service	Fire Alarm System Inspection
Guest-Tek Interactive Entertainment, Ltd.	HSIA
Thyssenkrupp Elevator	Elevator
Waste Management	Trash
Xerox	Copier
DMX, Inc.	Music System
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Dell Marketing	Help Desk

Hyatt House San Diego/Sorrento Mesa

Vendor Name	Service
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Ecolab	Dishwasher
Mission Linen Supply	Linen Rental
Xerox	Copier
Time Warner Cable	Cable
Waste Management	Trash
Siemens Industry, Inc.	Fire Alarm Inspection
Siemens Industry, Inc.	Fire Alarm Monitoring
Thyssenkrupp Elevator	Elevator
Active Protection Services	Security
Brickman	Landscaping
Stanley Convergent Security Solutions	Cameras
Dell Marketing	Help Desk

Hyatt House Santa Clara

Vendor Name	Service
Stanley Convergent Security Solutions	Security Cameras
BulkTV	Cable
Carter Brothers	Fire System Monitoring
Cintas Document Management	Shredding
Strategic Security Services	Security
Guest-Tek Interactive Entertainment, Ltd.	HSIA
Kone	Elevator
Muzak	Music System
Scentair Technologies	Scent
Sharp Business Systems	Copier
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Dell Marketing	Help Desk

Hyatt Place Fremont/Silicon Valley

Vendor Name	Service
Lodgenet Entertainment Corporation	Free to Guest Cable
Lodgenet Entertainment Corporation	Basic Cable
Guest-Tek Interactive Entertainment, Ltd.	HSIA
Siemens Industry, Inc.	Fire Alarm Inspection
Siemens Industry, Inc.	Fire Alarm Monitoring
Five Star Cleaners	Dry Cleaning
Xerox	Copier
DMX, Inc.	Music System
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Thyssenkrupp Elevator	Elevator
Dell Marketing	Help Desk
Microsoft	Volume License
TruGreen	Landscape

Hyatt House Charlotte

Vendor Name	Service
Advanced Disposal Services Carolina	Trash
Alsco	Linen Cleaning
DMX, Inc.	Music System
Kone	Elevator
Parking Management Services	Parking
Sunstates Security	Security
Time Warner Cable	Cable/Internet/Phone/HSIA
Cellco Partnership (Verizon Wireless)	Radio Distribution
Stanley Convergent Security Solutions	Security Cameras
Micros Systems	Hosting Services
Micros Systems	IP License and Support
Dell Marketing	Help Desk

Hyatt Market Street, The Woodlands

Vendor Name	Service
Bartech Technology & Design	E-Fridge Maintenance
BulkTV	Cable/Internet
DMX, Inc.	Music System
Nor1	E-Standy Upgrade
Plant Interscapes	Interior Landscaping
SimplexGrinnell	Fire & Safety Inspection
Skelton Business Equipment	Copier
Thyssenkrupp Elevator	Elevator Maintenance
Wilkins Linen	Linen Rental
Micros Systems	Hosting Services
Roomlinx	Television Programming
Autonomy	Data Backup & Recovery
Xerox	Copier
Micros Systems	IP License and Support

Hyatt Place Madison Downtown

Vendor Name	Service
Charter Communications	Phone (Circuits)
Charter Communications	Internet
DMX, Inc.	Music System
Lodgenet Entertainment Corporation	Cable TV
Lodgenet Entertainment Corporation	Movies PPV
Mickey’s Linen	GH Mat Cleaning
Midwest Alarm Services	Fire Alarm Service
Otis Elevator	Elevator
Waste Management	Trash
PRO-BEL Enterprises	Roof Inspection
Interspace Airport Advertising	Airport Advertising
Bullseye	Telecom
Stanley Convergent Security Solutions	Security Cameras
Dell Marketing	Help Desk
Microsoft	Volume License

EXHIBIT H

INTENTIONALLY OMITTED

[Insert]

H-1

EXHIBIT I

FORM OF NOTICE TO TENANTS

, 2014

VIA FACSIMILE AND U.S. MAIL

[TENANT]

Re:                             [PROPERTY DESCRIPTION]

Dear                     :

This letter is to inform you that the above-referenced property has been sold by the undersigned to                                   , a                                    (the “Buyer”).  In connection therewith, the Buyer is “Landlord” under that certain                                        dated                   , by and between the undersigned, as landlord, and                 , as lessee (the “Lease”).  In order to receive credit for payments under the Lease, from and after the date hereof, all payments shall be made in accordance with the directions set forth in this letter.

You are hereby authorized and directed that, commencing as of the date hereof, each payment of rent and other charges first accruing from and after the date hereof and owed by you under the Lease are to be made in the form of a check made payable to the order of                                   , and delivered to the following address:

Your security deposit, if any, has been transferred to Buyer

I-1

EXHIBIT J

FORM OF CERTIFICATE OF TRANSFEROR
OTHER THAN AN INDIVIDUAL
(FIRPTA Affidavit)

Section 1445 of the Internal Revenue Code of 1986 (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  [INSERT IF SELLER IS A SINGLE-MEMBER DISREGARDED LLC:  [INSERT NAME OF SELLER ENTITY], a                                        is a disregarded entity whose sole owner is [                                                                 ] (“Transferor”)].  To inform                                         , a                                 , the transferee of certain real property located in [INSERT COUNTY AND STATE WHERE PROPERTY IS LOCATED] that withholding of tax is not required upon the disposition of such U.S. real property interest by [INSERT IF SELLER IS NOT A SINGLE-MEMBER DISREGARDED LLC: the undersigned (“Transferor”)] [INSERT IF SELLER IS A SINGLE-MEMBER DISREGARDED LLC:  [INSERT NAME OF SELLER ENTITY], a                                       , whose sole owner is Transferor,] the undersigned hereby certifies the following on behalf of Transferor:

1.                                      Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the regulations promulgated thereunder);

2.                                      Transferor’s U.S. employer identification number is                                     ;

3.                                      Transferor’s office address is:  c/o Global Hyatt Corporation, a Delaware corporation, 71 South Wacker Drive, Chicago, Illinois 60606.

4.                                      Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii).

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Date:                                  , 2014

J-1

EXHIBIT K

FORM OF OWNER’S DECLARATION

To:

Attn:

Re:                             Title No.
Property:

1.                                      RLJ                                 , LLC, a Delaware limited liability company (“Buyer”), has requested First American Title Insurance Company to issue its policy of title insurance insuring an interest in or title to real property described in Exhibit A (the “Property”) pursuant to that certain Commitment for Title Insurance prepared by Chicago Title Company effective as of                      (the “Commitment”) without exception to or providing certain affirmative insurance against unrecorded matters.

2.                                                      , LLC, a Delaware limited liability company, is the declarant hereunder (“Declarant”).

3.                                      Declarant knows of no liens, encumbrances, adverse claims or other matters affecting title to the Property other than as shown on the Commitment.

4.                                      Declarant hereby affirms that to its knowledge there are no parties in possession of the Property or entitled to possession of the Property under unrecorded leases other than those shown on Exhibit B and any sublessees or other parties whose rights derive from the leases on the attached Exhibit B.

5.                                      Other than as set forth on Exhibit C, Declarant hereby affirms that it has not caused, nor is it aware of, any construction on the Property within the last three (3) months, nor any liens or rights to liens upon the Property for labor, services, materials, appliances, equipment, teams or power furnished or to be furnished to the work of improvement which are imposed by law and not shown by the public records.

6.                                      Owner will not, for the period commencing from [                      ], the effective date of your latest issued title report, to the recording of the Deed transferring title to the Property to the Buyer (such period is called the “Gap Period”), encumber, cause any defect to appear in the title to the Property or make any conveyance of all or any part of the Property except for the documents executed in favor of, or at the request of Buyer.  Owner agrees to hold harmless and indemnify the Company against all reasonable costs, expenses and attorneys’ fees suffered or incurred by the Company as a result of the failure of Owner, upon receipt of written notice from the Company, to promptly remove, bond or otherwise dispose of any such encumbrance, defect or conveyance that may arise or be filed against the Property as a result of any act or omission of the Owner during the Gap Period.

This Declaration is made to induce First American Title Insurance Company to issue its policy of title insurance to Buyer with respect to the above-referenced order number.

Executed under penalty of perjury on this              day of               , 20      .

Exhibit A to Owner’s Declaration

Legal Description

[Insert legal description]

Exhibit B to Owner’s Declaration

Tenant Roll

[insert]

Exhibit C to Owner’s Declaration

Labor and Material Furnished

[insert]

EXHIBIT M

ESCROW INSTRUCTIONS

February       , 2014

First American Title Insurance Company

100 Spear Street, Suite 1600

San Francisco, California  94105

Attn:  Heather Kucala

Fax: (714) 481-2576

Re:                             Deposit under Purchase and Sale Agreement (the “Agreement”) dated February       , 2014, by and among certain parties described there in as Seller (collectively, “Seller”) and RLJ Lodging Acquisitions, LLC (“Purchaser”)

Gentlemen and Ladies:

Purchaser and Seller have entered into the Agreement pursuant to which Purchaser agrees to purchase the Hotel described in the Agreement.  In accordance with the Agreement, Purchaser is delivering herewith funds in the amount of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00) (together with any interest earned thereon, the “Deposit”).  You, hereinafter the “Escrow Agent”, are to place the Deposit in an interest bearing account (for this purpose, Purchaser’s Federal Employer I.D. number is 27-5033432) and hold the Deposit in escrow and deliver it to Seller or Purchaser in accordance with these instructions.

If at any time Escrow Agent receives:  (a) written notice from Seller (“Seller’s Default Notice”) stating that Seller is entitled to the deposit under the Agreement, Escrow Agent shall, (i) within two (2) Business Days of Escrow Agent’s receipt thereof deliver a copy of Seller’s Default Notice to Purchaser, c/o Thomas J. Baltimore, Jr., President, RLJ Lodging Acquisitions LLC, 3 Bethesda Metro Center, Suite 1000, Bethesda, MD 20814, fax: (301)-280-7782 or such other address as Seller may have requested by written instruction to Escrow Agent and Seller, with a copy to Purchaser’s Counsel (as hereinafter defined),  (“Purchaser’s Notice Address”) and (ii) at 11:00 a.m. Pacific Time on the sixth (6th) Business Day after Escrow Agent’s receipt of Seller’s Default Notice, Escrow Agent shall deliver the Deposit (by delivering cash, certified check or some other form of immediately available funds, to Seller, c/o Global Hyatt Corporation, a Delaware corporation, attn.:  Margaret C. Egan, 71 South Wacker Drive, Chicago, Illinois 60606 or such other address as Seller may have requested by written instruction to Escrow Agent and Purchaser, with a copy to Seller’s Counsel (as hereinafter defined), (“Seller’s Notice Address”) except that if Escrow Agent receives written notice from Purchaser or Purchaser’s counsel on or before 11:59 p.m. Pacific Time five (5) Business Days after Escrow Agent’s receipt of Seller’s Default Notice that Purchaser disputes Seller’s right to receive the Deposit and directs Escrow Agent not to make the foregoing delivery, Escrow Agent shall not deliver the Deposit to Seller but shall instead retain it until further instructed to disburse the Deposit by mutually agreed upon joint written instructions from Purchaser and Seller or an order by a court of competent jurisdiction.  If Escrow Agent has not received further mutually agreed upon joint written instructions or an order by a court of competent jurisdiction with respect to the disposition of the Deposit on or before that date that is thirty (30) days after Escrow Agent’s receipt of Seller’s Default Notice, Escrow Agent may, but is not obligated to, interplead the Deposit in a court of competent jurisdiction; or (b) notice from Purchaser (“Purchaser’s Default Notice”) stating that Purchaser is entitled to the Deposit under the Agreement, Escrow Agent shall, (i)

within two (2) Business Days of Escrow Agent’s receipt thereof deliver a copy of Purchaser’s Default Notice to Seller at Seller’s Notice Address and (ii) at 11:00 a.m. Pacific Time on the sixth (6th) Business Day after Escrow Agent’s receipt of Purchaser’s Default Notice, Escrow Agent shall deliver the Deposit (by delivering cash, certified check or some other form of immediately available funds, to Purchaser, at Purchaser’s Notice Address to Purchaser, except that if Escrow Agent receives written notice from Seller or Seller’s counsel on or before 11:59 p.m. Pacific Time five (5) Business Days after Escrow Agent’s receipt of Purchaser’s Default Notice that Seller disputes Purchaser’s right to receive the Deposit and directs Escrow Agent not to make the foregoing delivery, Escrow Agent shall not deliver the Deposit to Purchaser but shall instead retain it until further instructed to disburse the Deposit by mutually agreed upon joint written instructions from Purchaser and Seller or an order by a court of competent jurisdiction.  If Escrow Agent has not received further mutually agreed upon joint written instructions or an order by a court of competent jurisdiction with respect to the disposition of the Deposit on or before that date that is thirty (30) days after Escrow Agent’s receipt of Purchaser’s Default Notice, Escrow Agent may, but is not obligated to, interplead the Deposit in a court of competent jurisdiction.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed delivered by (i) hand delivery upon receipt, (ii) registered mail or certified mail, return receipt requested, postage prepaid, upon delivery to the address indicated in the Notice, (iii) by confirmed telecopy or facsimile transmission when sent, and (iv) nationally recognized overnight courier (next business day delivery) on the next business day at 12:00 noon, whichever shall occur first, to Seller at Seller’s Notice Address, to Purchaser at Purchaser’s Notice Address, and to Escrow Agent at the address set forth at the top of this letter.

Escrow Agent is not to disclose to any person (other than the parties hereto, their employees, agents or independent contractors) any information about the Agreement or its existence or this letter of instructions (except if requested by either party or as may be required by court in any litigation or by law).

Escrow Agent is to maintain the Deposit in a federally-insured interest-bearing account in a national banking association or such other institution as Purchaser and Seller may approve, and all interest accruing thereon shall be paid to the party entitled to the Deposit under the terms of the Agreement.  We understand that Escrow Agent assumes no responsibility for, nor will we hold Escrow Agent liable for, any loss accruing due to bank failure and/or takeover by a federal regulatory agency, or which arises solely from the fact that the escrow amount exceeds Two Hundred Fifty Thousand Dollars ($250,000) and that the excess amount is not insured by the Federal Deposit Insurance Corporation.  Nor shall Escrow Agent be required to institute legal proceedings of any kind pursuant to these instructions, nor be required to defend any legal proceedings which may be instituted against Escrow Agent with respect to the subject matter of these instructions unless Escrow Agent is requested to do so by Purchaser or Seller and arrangements reasonably satisfactory to Escrow Agent have been made to indemnify Escrow Agent against the cost and expense of such defense by the party making such request.  If any dispute or ambiguity shall arise with respect to these instructions, whether such dispute arises between the parties hereto or between the parties hereto and other persons, Escrow Agent, at Escrow Agent’s sole discretion, may (but is not obligated to) interplead such disputants.  Escrow Agent shall be responsible only for the performance of such duties as are strictly set forth herein and in no event shall Escrow Agent be liable for any act or failure to act under the provisions of this letter except where such action or inaction is the result of Escrow Agent’s willful misconduct or gross negligence.

Seller and Purchaser each hereby agrees to indemnify Escrow Agent and hold Escrow Agent harmless against any loss, liability or damage (including the cost of litigation and reasonable counsel fees) incurred in connection with the performance of Escrow Agent’s duties hereunder except as a result of Escrow Agent’s willful misconduct or gross negligence.

Please indicate Escrow Agent’s agreement to comply with the foregoing instructions by executing at least two copies of this letter and returning one to DLA Piper LLP (US), 555 Mission Street, Suite 2400, San Francisco, California  94105, Attention:  Hilary Gevondyan, Esq., fax: (415) 659-7465 (“Seller’s Counsel”), and one to Gerard Leval, Esq., Arent Fox LLP, 1050 Connecticut Avenue, N.W., Washington, DC, 20036-5339, fax: (202) 857-6395 (“Purchaser’s Counsel”).

Very truly yours,

[signatures are on the following page]

SELLERS

Cypress Titleholder, LLC, a Delaware limited liability company

By:
Name:
Title:

Emeryville LLC, a Delaware limited liability company

By:
Name:
Title:

HT Santa Clara, LLC, a Delaware limited liability company

By:
Name:
Title:

BRE/Amerisuites Properties L.L.C., a Delaware limited liability company

By:
Name:
Title:

Hyatt Equities, L.L.C., a Delaware limited liability company

By:
Name:
Title:

[signatures continue on the following page]

[Signature Page to Escrow Instructions]

PURCHASER

RLJ LODGING ACQUISITIONS, LLC

By:
Name:	Thomas J. Baltimore, Jr.
Its:	President

[signatures continue on the following page]

[Signature Page to Escrow Instructions]

ACKNOWLEDGED AND AGREED:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Its:

[end of signatures]

[Signature Page to Escrow Instructions]

EXHIBIT N

TITLE POLICY ENDORSEMENTS

1)	Access

2)	Owner’s Comprehensive

3)	Contiguity

4)	Same as Survey

5)	Separate Tax Lot

6)	Subdivision

7)	Zoning (with parking)

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